PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[X]     Preliminary proxy statement
[ ]     Definitive proxy statement
[ ]     Definitive additional materials
[ ]     Soliciting material under Rule 14a-12



                           Carolina First Corporation
                -----------------------------------------------
                (Name of Registrant as Specified in its Charter)


                             William S. Hummers III
                     --------------------------------------
                     (Name of Person Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.



[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
         (1)      Title of each class of securities to which transaction applies:________________
         (2)      Aggregate number of securities to which transaction applies:________________
         (3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
                  0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):______________________________________
         (4)      Proposed maximum aggregate value of transaction:________________________
         (5)      Total Fee Paid:______________________________________________________

[ ]      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)      Amount Previously Paid: ___________________________________________
         (2)      Form, Schedule or Registration Statement No.: _________________________
         (3)      Filing Party: ______________________________________________________
         (4)      Date Filed: _______________________________________________________

                           CAROLINA FIRST CORPORATION

                              102 SOUTH MAIN STREET
                        GREENVILLE, SOUTH CAROLINA 29601




March 15, 2000





Dear Shareholder:

         On behalf of the Board of Directors, I am pleased to invite you to attend the Annual Meeting of Shareholders of Carolina First Corporation to be held in the Gunter Theatre, Peace Center for the Performing Arts, 300 South Main Street, Greenville, South Carolina, on Wednesday, April 19, 2000 at 10:30 a.m.

         The attached Notice of the Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. During the Annual Meeting, we will report on the operations of Carolina First Corporation and its subsidiaries. Directors and officers of Carolina First Corporation and its subsidiaries, as well as representatives of KPMG LLP, our independent auditors, will be present to respond to any questions shareholders may have.

         To ensure proper representation of your shares at the Annual Meeting, please sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote will be counted if you are unable to attend.


                                   Sincerely,



                                   Mack I. Whittle, Jr.
                                   President and Chief Executive Officer

                           CAROLINA FIRST CORPORATION

                              102 SOUTH MAIN STREET
                        GREENVILLE, SOUTH CAROLINA 29601
                                 (864) 255-7900


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 19, 2000

To the Shareholders of Carolina First Corporation:

         The Annual Meeting of Shareholders (the "Annual Meeting") of Carolina First Corporation (the "Company") will be held on April 19, 2000 at 10:30 a.m., Greenville time, in the Gunter Theatre, Peace Center for the Performing Arts, 300 South Main Street, Greenville, South Carolina for the following purposes:

         1. To amend the Company's Articles of Incorporation to change its name to The South Financial Group, Inc.

         2. To set the number of Directors at 12 and to elect four Directors to hold office until their respective terms expire or until their successors are duly elected and qualified.

         3.       To approve the Company's Amended and Restated Fortune 50 Plan.

         4. To amend the Company's Amended and Restated Stock Option Plan to increase the shares available for issuance by 1,000,000;

         5. To amend the Company's Amended Common Stock Dividend Reinvestment Plan to increase the shares available for issuance by 150,000; and

         6. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Only shareholders of record at the close of business on March 1, 2000 will be entitled to vote at the Annual Meeting.

                                             By Order of the Board of Directors,


                                            William S. Hummers III
                                            Secretary
Greenville, South Carolina
March 15, 2000



PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU WISH, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING.

                           CAROLINA FIRST CORPORATION
                              102 SOUTH MAIN STREET
                        GREENVILLE, SOUTH CAROLINA 29601

                             ----------------------
                                 PROXY STATEMENT
                             ----------------------

            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 19, 2000


         This Notice of Annual Meeting, Proxy Statement and Proxy (these "Proxy Materials") are being furnished to the shareholders of Carolina First Corporation ("Carolina First") in connection with a solicitation of proxies by the Company's Board of Directors. This solicitation is being made in connection with the Annual Meeting of Shareholders (the "Annual Meeting") to be held in the Gunter Theatre, Peace Center for the Performing Arts, 300 South Main Street, Greenville, South Carolina at 10:30 a.m. on April 19, 2000. These Proxy Materials are being mailed on approximately March 15, 2000.

WHO IS ENTITLED TO VOTE; OTHER VOTING MATTERS

         Shareholders of record as of the close of business on March 1, 2000 of the Company's $1.00 par value per share common stock ("Common Stock") will be entitled to vote at the Annual Meeting. At the close of business on that day, 25,402,587 shares of Common Stock were outstanding. Holders of Common Stock are entitled to one vote per share on each matter presented at the Annual Meeting. Shares of Common Stock may be voted in person or by proxy. The presence, either in person or by proxy, of holders of shares representing a majority of the outstanding Common Stock on March 1, 2000 is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting. In connection with the election of directors, abstentions and broker non-votes are not counted in determining the votes cast for directors. For the amendment of the Company's articles of incorporation, abstentions and broker non-votes are counted as votes against the proposal For all other proposals, abstentions and broker non-votes are not counted as positive votes. Shareholders do not have cumulative voting rights with respect to the election of directors.

AVAILABILITY OF VOTING BY PROXY; REVOCABILITY OF PROXIES

         Shares represented by a properly executed proxy (such as the form of proxy included with these Proxy Materials) will be voted in accordance with the instructions on such proxy. If a returned proxy does not specify otherwise, the shares represented thereby will be voted in favor of all proposals set forth herein. Proxies may be revoked at any time prior to their being voted at the Annual Meeting by oral or written notice to William S. Hummers III at Carolina First Corporation, 102 South Main Street, Greenville, South Carolina 29601,
(864) 255-7913 or by execution and delivery of a subsequent proxy or by attendance and voting in person at the Annual Meeting.

SOLICITATION OF PROXIES

         This proxy solicitation is made by the Company, and it will bear the cost associated with this solicitation, including the cost of preparing, handling, printing and mailing these Proxy Materials. Proxies will be solicited principally through these Proxy Materials. However, the Company has also engaged the firm of Georgeson Shareholder Communications, Inc. ("Georgeson") as proxy solicitors to assist the Company in this proxy solicitation. Employees of Georgeson may contact shareholders by mail, by telephone or through personal solicitation. The Company expects to pay Georgeson approximately $8,500 in connection with such services. Proxies may also be solicited by telephone or through personal solicitation conducted by regular employees of the Company. Employees and officers will be reimbursed for the actual out-of-pocket expenses incurred in connection with such solicitation. Banks, brokers and other custodians are requested to forward these Proxy Materials to their customers where appropriate, and the Company will reimburse such banks, brokers and custodians for their reasonable out-of-pocket expenses incurred in sending these Proxy Materials to beneficial owners of the shares.


                    PROPOSAL TO CHANGE THE COMPANY'S NAME TO
                         THE SOUTH FINANCIAL GROUP, INC.
                              (ITEM 1 ON THE PROXY)

REASONS FOR NAME CHANGE AND VOTE REQUIRED

           The Company was created in 1986 with the mission of offering the highest level of banking and financial services within South Carolina. Over the past 13 years, it has fulfilled that mission, and in doing so, has grown to over $3.5 billion in assets. In 1999, the Company expanded its operations into Florida, and assuming its proposed acquisition of Anchor Financial Corporation is consummated, it will soon have operations in North Carolina.

           In view of this geographic expansion, the Company has determined that its name should reflect its broader geographic base of operations. The Company also believes that its name should reflect the changing reality of financial institutions--that they are providing not just banking services, but a variety of financial products, including insurance and securities-related services. With this in mind, the Company proposes to rename itself "The South Financial Group, Inc." This is a name that reflects the broader geographic focus of the Company. Furthermore, "Financial Group" is thought to suggest the provision of a wide variety of financial services that will characterize successful financial institutions in the future.

         This name change requires that the Company's Articles of Incorporation be amended. Such amendment requires the approval of the holders of two-thirds of the outstanding shares of Common Stock. Abstentions and broker non-votes will be treated as votes against the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT CHANGING THE NAME OF THE COMPANY.



                              ELECTION OF DIRECTORS
                              (ITEM 2 ON THE PROXY)

GENERAL INFORMATION REGARDING ELECTION OF DIRECTORS

       The number of directors is determined by the shareholders, but may be amended by the Board of Directors between annual meetings to the extent permitted by South Carolina law. The Board is currently comprised of 13 persons. However, Vernon E. Merchant (presently a Company director) is not standing for reelection pursuant to applicable provisions in the Company's Bylaws regarding age of directors. Accordingly, management proposes to set the number of Company directors at 12 persons.

       The Board of Directors is divided into three classes. At each annual meeting, the Company's shareholders elect the members of one of the three classes to three-year terms. At this Annual Meeting, four directors in the class whose term is expiring at this Annual Meeting are being nominated for election.

       Directors will be elected by a plurality of votes cast at the Annual Meeting. Abstentions and broker non-votes with respect to Nominees will not be considered to be either affirmative or negative votes. Shareholders do not have cumulative voting rights with respect to the election of directors.

IDENTIFICATION OF NOMINEES

       Management proposes to nominate to the Board of Directors the four persons listed as Nominees in the table below. Each of the Nominees is currently serving as a Director. If elected, each Nominee will serve until the expiration of his respective term and until his successor is duly qualified. Unless authority to vote for one or more Nominees is "WITHHELD," the persons named in the accompanying Proxy intend to vote FOR the election of these Nominees. Management believes that all such Nominees will be available and able to serve as Directors. However, should any Nominee become unable to accept election, the person named in the Proxy intends to vote for the election of such other persons as management may recommend.

       The following table sets forth the names and ages of the Nominees for Directors and the Directors continuing in office, the positions and offices with the Company held by each such person, and the period that each such person has served as a Director.


NAME                                 AGE         POSITION OR OFFICE WITH THE COMPANY              DIRECTOR SINCE
----                                 ---         -----------------------------------              --------------

NOMINEES FOR DIRECTOR (FOR TERMS EXPIRING IN 2003)

M. Dexter Hagy                        55         Director                                         1993
H. Earle Russell, Jr.                 58         Director                                         1997
William R. Timmons, Jr.               76         Chairman of the Board of Directors               1986
Samuel H. Vickers                     64         Director                                         1999

DIRECTORS CONTINUING IN OFFICE (FOR TERMS EXPIRING IN 2001)

Judd B. Farr                          74         Director                                         1994
C. Claymon Grimes, Jr.                77         Director                                         1990
Elizabeth P. Stall                    68         Director                                         1986
David C. Wakefield III                56         Director                                         1997

(FOR TERMS EXPIRING IN 2002)

William S. Hummers III                54         Executive Vice President, Secretary              1990
Charles B. Schooler                   71         Director                                         1990
Eugene E. Stone IV                    61         Director                                         1996
Mack I. Whittle, Jr.                  51         President, Chief Executive Officer               1986






THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE FOUR NOMINEES FOR DIRECTOR.
                                        ---


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

       The Board held eight meetings in 1999. No Director attended less than 75% of the aggregate of these board meetings and meetings for committees on which such Director served.

       The Board has an Audit Committee which reviews the audit plan, the results of the audit engagement of the Company's accountants, the scope and results of the Company's procedures for internal auditing and internal control, and the internal audit reports of the Company's subsidiaries. The Audit Committee was responsible for reviewing the Company's Year 2000 issues. The Audit Committee is currently comprised of Mr. Grimes, Dr. Russell, Dr. Schooler and Mr. Vickers. The Audit Committee met three times during 1999. All current members were present at each of the meetings.

       The Board has a Compensation Committee which reviews the Company's compensation policies and makes recommendations regarding senior management compensation. Its report is set forth herein. The Compensation Committee is currently comprised of Mr. Farr, Mr. Hagy, Ms. Stall and Mr. Stone. The Compensation Committee met three times during 1999. All members were present at all meetings. No members of the Compensation Committee are officers or employees of the Company or its subsidiaries.

       The Board has a Nominating Committee comprised of Mr. Hagy, Ms. Stall, Mr. Timmons and Mr. Whittle. The Nominating Committee did not meet in 1999. The Nominating Committee will consider nominees recommended by security holders. Any such recommendations should be made in writing and delivered to the Company's principal offices before December 1 of each year.


                               EXECUTIVE OFFICERS

       The Company's executive officers are appointed by the Board of Directors and serve at the pleasure of the Board. The following persons serve as executive officers of the Company.


NAME                         AGE        COMPANY OFFICES CURRENTLY HELD                       COMPANY OFFICER  SINCE
----                         ---        ------------------------------                       ----------------------

Mack I. Whittle, Jr.          51        President and Chief Executive Officer                1986
William S. Hummers III        54        Executive Vice President, Secretary                  1988
James W. Terry, Jr.           52        President of Carolina First Bank                     1991
John C. DuBose                48        Executive Vice President                             1998
Michael W. Sperry             54        Executive Vice President                             1998
William J. Moore              65        Executive Vice President                             1998



BUSINESS EXPERIENCE OF DIRECTORS AND EXECUTIVE OFFICERS

         Mr. DuBose joined the Company in December 1998 as Executive Vice President and Chief Operations Officer/Chief Technology Officer. From 1991 to 1998, Mr. DuBose was Director of Technology Services for Barnett Bank in Jacksonville, Florida.

         Mr. Farr is the owner and President of Greenco Beverage, Inc., a distributorship headquartered in Greenville, South Carolina. Mr. Farr has served as President since the opening of Greenco Beverage, Inc. in 1965.

         Mr. Grimes is an attorney in private practice in Georgetown, South Carolina.

         Mr. Hagy is a principal of Vaxa Capital Management, LLC, an investment management firm formed in 1995, and President of Vaxa Corporation, an investment holding company formed in 1987, located in Greenville, South Carolina. Since January 1996, Mr. Hagy has been Chairman and Chief Executive Officer of BPM Technology, Inc., a development stage producer of printing equipment used in engineering design offices.

         Mr. Hummers joined the Company in June 1988 in his present capacity. He is also a director of World Acceptance Corporation.

         Mr. Moore joined the Company in July 1998 as Executive Vice President. In December 1995, he retired from his position as Senior Vice President for Sun Trust Banks, Inc. where he was President and Chief

Executive Officer of SunTrust Bank Cards, N.A., a special purpose credit card bank. Upon retirement, Mr. Moore formed a private consulting practice which was terminated upon his employment with the Company.

         Dr. Russell is a surgeon in Greenville, South Carolina.

         Dr. Schooler is an optometrist in Georgetown, South Carolina.

         Mr. Sperry joined the Company in November 1998 as Executive Vice President and Chief Credit Officer. From 1990 to 1995, Mr. Sperry was Executive Vice President and Chief Credit Officer of Southern National Corporation in Winston-Salem, North Carolina. From 1996 to 1998, he was Senior Executive Vice President and Manager of Commercial Loan Administration for BB&T Corporation in Winston-Salem, North Carolina.

         Ms. Stall is a private investor and community volunteer in Greenville, South Carolina.

         Mr. Stone currently serves as CEO of Stone International, LLC. He formerly served as Chairman of Umbro International, Inc. (formerly known as Stone Manufacturing). Mr. Stone is a director of the Liberty Corporation.

         Mr. Terry has served as the President and a Director of Carolina First Bank since 1991. From 1986 to 1991, Mr. Terry was Senior Vice President and Regional Executive for First Union National Bank of South Carolina in Greenville, South Carolina.

         Mr. Timmons is Chairman of Canal Insurance Company, a nationwide insurer of commercial motor vehicles ("Canal"). From 1947 until 1993, Mr. Timmons served as Canal's First Vice President and Secretary.

         Mr. Vickers is Chairman and CEO of Design Containers, Inc., a packaging system manufacturer located in Jacksonville, Florida. Mr. Vickers has served as Chairman since 1973.

         Mr. Wakefield is Partner of Wakefield Enterprises, LLC, a real estate development company, since 1998. From November 1997 to December 1998, Mr. Wakefield served as an independent consultant to the Company following the Company's acquisition of First Southeast Financial Corporation ("First Southeast"). Mr. Wakefield was President and Chief Executive Officer of First Southeast since its formation in 1993 and President and Chief Executive Officer of First Federal Savings and Loan Association of Anderson, a subsidiary of First Southeast, since 1991.

         Mr. Whittle has been President and CEO of the Company since its organization in 1986. From 1986 until 1991, Mr. Whittle also served as President of Carolina First Bank and is currently Chairman and Chief Executive Officer of Carolina First Bank. Mr. Whittle is a director of Net.B@nk, Inc.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

         During 1999, each non-officer Director's total compensation was valued at $30,000, assuming that the Director attended all meetings. Meeting fees were $500 for each Board of Directors' meeting and committee meeting attended. In 2000, fees for committee chairmen were increased to $1,000 per meeting. A total of 60% of each Company Director's total compensation was paid in the form of options to purchase Common Stock, which was valued based on the Black-Scholes valuation method. The balance was paid in cash.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table sets forth information concerning all compensation paid by the Company and its subsidiaries during the fiscal years ended December 31, 1999, 1998 and 1997, to the Company's CEO and to each of the four most highly compensated executive officers other than the CEO (collectively the "Named Executive Officers") for services rendered in all capacities to the Company and its subsidiaries. For purposes of the table, all bonus and incentive plan award amounts listed for a particular year (including annual bonus compensation and Long Term Compensation payments) were actually paid in February of the following year. For example, the restricted stock awards for 1999 were made in February 2000, but are listed as 1999 compensation, because the awards were earned as of December 31, 1999.



                                                                                 Long Term Compensation
                                                                   ------------------------------------------------
                                   Annual Compensation                     Awards                    Payouts
                              ---------------------------------    -----------------------   ----------------------
                                                         Other     Restricted   Securities
                                                         Annual      Stock      Underlying    LTIP      All Other
          Name and                   Salary    Bonus    Compen-      Awards     Options/     Payouts   Compensation
     Principal Position       Year     ($)      ($)      sation        ($)       SARs (#)     ($)          ($)
     ------------------       ----   ------   ------    --------    --------    ----------   -------  -------------
Mack I. Whittle, Jr.          1999   346,600      ----    (1)      293,825 (2)    34,475     81,170      99,650 (3)
President, Chief Executive    1998   325,382   205,440    (1)         ----        83,581         --      65,467
Officer                       1997   298,330   177,436    (1)        73,336       72,583      73,343     50,872


William S. Hummers III        1999   212,260      ----    (1)       89,425 (4)    10,700     24,704      54,400 (5)
Executive Vice President      1998   192,550   120,430    (1)           --        31,889         --      56,967
                              1997   181,900   105,147    (1)        43,473       51,836     43,473      59,316

James W. Terry, Jr.           1999   203,280      ----    (1)       89,425 (6)    10,700     24,704      37,700 (7)
President                     1998   191,600    79,249    (1)           --        10,969         --      29,467
Carolina First Bank           1997   186,585    92,782    (1)        35,991       36,672      35,989     30,732

John C. DuBose                1999   208,380      ----    (1)       89,425 (8)    10,700     24,704      31,900 (9)
Executive Vice President      1998    65,000      ----    (1)           --        25,000         --        ----
                              1997      ----      ----    ----        ----          ----       ----        ----

Michael W. Sperry             1999   159,166      ----    (1)       89,245 (10)   10,970     24,704      11,900 (11)
Executive Vice President      1998    21,667     7,498    (1)           --        13,000       ----        ----
                              1997      ----      ----    ----        ----          ----       ----        ----

-------------------------------
(1) Certain amounts may have been expended by the Company which may have had value as a personal benefit to the executive officer. However, the total value of such benefits did not exceed the lesser of $50,000 or 10% of the annual salary and bonus of such executive officer.

(2) At December 31, 1999, Mr. Whittle held a total of 1,140 shares of restricted stock awarded pursuant to the Restricted Stock Plan and had earned 16,100 shares pursuant to the LTIP Plan having an aggregate market value as of December 31, 1999 of $314,630. Dividends are payable on the restricted stock to the extent paid on the Company's Common Stock generally.

(3) This amount is comprised of (i) $9,600 contributed to the Company's 401(k) Plan by the Company on behalf of Mr. Whittle to match fiscal 1999 pre-tax deferral contributions, all of which was vested, (ii) $2,300 contributed to the Company's Employee Stock Ownership Plan (the "ESOP"), and (iii) $87,750 in premiums paid by the Company on behalf of Mr. Whittle with respect to insurance not generally available to all Company employees.

(4) At December 31, 1999, Mr. Hummers held a total of 674 shares of restricted stock awarded pursuant to the Restricted Stock Plan and had earned 4,900 shares pursuant to the LTIP Plan having an aggregate market value as of December 31, 1999 of $101,725. Dividends are payable on the restricted stock to the extent paid on the Company's Common Stock generally.

(5) This amount is comprised of (i) $9,600 contributed to the Company's 401(k) Plan by the Company on behalf of Mr. Hummers to match fiscal 1999 pre-tax deferral contributions, all of which was vested, (ii) $2,300 contributed to the ESOP, and (iii) $42,500 in premiums paid by the Company on behalf of Mr. Hummers with respect to insurance not generally available to all Company employees.

(6) At December 31, 1999, Mr. Terry held a total of 558 shares of restricted stock awarded pursuant to the Restricted Stock Plan and had earned 4,900 shares pursuant to the LTIP Plan having an aggregate market value as of December 31, 1999 of $99,608. Dividends are payable on the restricted stock to the extent paid on the Company's Common Stock generally.

(7) This amount is comprised of (i) $9,600 contributed to the Company's 401(k) Plan by the Company on behalf of Mr. Terry to match fiscal 1999 pre-tax deferral contributions, of which all was vested, (ii) $2,300 contributed to the ESOP, and (iii) $25,800 in premiums paid by the Company on behalf of Mr. Terry with respect to insurance not generally available to all Company employees.

(8) At December 31, 1999, Mr. DuBose had earned 4,900 shares of restricted stock pursuant to the LTIP Plan having an aggregate market value as of December 31, 1999 of $89,425. Dividends are payable on the restricted stock to the extent paid on the Company's Common Stock generally.

(9) This amount is comprised of (i) $9,600 contributed to the Company's 401(k) Plan by the Company on behalf of Mr. DuBose to match fiscal 1999 pre-tax deferral contributions, of which 20% was vested, (ii) $2,300 contributed to the ESOP, and (iii) $20,000 in premiums paid by the Company on behalf of Mr. DuBose with respect to insurance not generally available to all Company employees.]

(10) At December 31, 1999, Mr. Sperry had earned 4,900 shares pursuant to the LTIP Plan having an aggregate market value as of December 31, 1999 of $89,425. Dividends are payable on the restricted stock to the extent paid on the Company's Common Stock generally.

(11) This amount is comprised of (i) $9,600 contributed to the Company's 401(k) Plan by the Company on behalf of Mr. Sperry to match fiscal 1999 pre-tax deferral contributions, 20% of which was vested and (ii) $2,300 contributed to the ESOP.

          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors, which is composed solely of non-officer directors, works with Company management in establishing the underlying philosophy and principles of the Company's compensation system. These principles and philosophy are then reviewed and approved by the full Board of Directors. This Report discusses the philosophy, principles, and policies underlying the Company's compensation programs that were in effect during 1999 and which will be applicable in 2000.

OUR GUIDING PRINCIPLES

         The Compensation Committee of Carolina First is committed to administering a compensation program that espouses the company's values, drives corporate results and supports the Long and Short Range goals of the Company. Our compensation philosophy is therefore grounded by three principles - TIE PAY TO PERFORMANCE, ALIGN EXECUTIVE AND SHAREHOLDER INTERESTS, AND CHALLENGE EXECUTIVES THROUGH "STRETCH GOALS". This program is intended to result in competitive compensation packages, which we believe will attract and retain the talent needed to generate outstanding company performance.

TIE PAY TO PERFORMANCE

         We believe that strong performance deserves higher pay than average performance, and this principle is reflected by Carolina First's fixed and variable compensation programs to executives. Fixed compensation is in the form of base salaries, which are targeted at the median of national financial services market surveys.

         Variable compensation is obtained through Carolina First's Short and Long-Term Incentive Plans. Both plans provide for compensation that can be earned only by meeting or exceeding pre-determined performance goals. These plans provide the necessary balance between meeting current performance objectives, while simultaneously building a foundation for long-term success. While on average 60% of executive pay is variable, the actual amount of incentive pay is subject to performance.

ALIGN EXECUTIVE AND SHAREHOLDER INTERESTS

         The Compensation Committee believes that one of the best ways to align executive and shareholder interest is through stock ownership. Although the Company does not currently have stock ownership guidelines for executives, the Company encourages all of its executive officers to hold a significant amount of Company stock and promotes this goal through the Long-Term incentive programs where incentives are paid in stock options and performance stock. By holding a significant ownership stake in the company, executives are placed in the same position as shareholders - they will only realize value when shareholders realize value, through stock price appreciation.

CHALLENGE EXECUTIVES THROUGH "STRETCH" GOALS

         The Compensation Committee believes that by setting high performance standards for executives, a high performance culture will develop which will lead to sustained company achievement. To challenge executives, the incentive compensation programs emphasize "stretch goals". Both the Short and Long-Term Incentive Plans focus on reaching and exceeding established performance goals, which are set by the Compensation Committee and approved by the Board of Directors. The goals are developed to reflect what the Committee considers will be superior performance for the Company. In determining performance goals, the Committee gives significant and careful consideration to the historical and projected performance of the Company's performance peer group.

SHORT TERM INCENTIVE PLAN

         The Short-Term Incentive Plan is designed to reward executives for performance contributions that have impacted the overall success of the Company or its operating units during the fiscal year. The Short-Term Incentive Plan is intended to motivate employees and direct their efforts toward achievement of key annual performance objectives. The Company focuses on the following areas of performance:

earnings per share, asset quality (i.e. non-performing assets as a percent of total loans and net charge-offs as a percent of total loans), certain strategic incentives (such as average deposits per branch), and leverage (such noninterest expense less noninterest income as a percent of average assets).

         The relative weighting of these measures is customized on an individual basis to reflect specific roles, responsibilities, and objectives.

         The Short-Term Incentive Plan establishes a point system, which determines cash incentive awards based on the extent to which the Company meets performance goals. Each goal is considered separately. If one goal falls below threshold, the other three goals are evaluated on their own merit. The threshold level of performance is 85% of a particular performance goal. At this level, executives receive only 35% of the targeted incentive for that goal. Any performance less than the threshold level will result in no cash incentive. If the Company achieves 125% of a performance goal, the cash incentive will be 150% of target.

         In addition, a corporate profitability modifier allows Short-Term Incentive Plan awards to be adjusted up or down based on overall corporate financial performance. The modifier can reduce incentive plan awards if overall performance falls below expectations or increase awards if overall corporate performance exceeds expectations.

         BEFORE THE FISCAL YEAR BEGINS

         As part of the planning process, the Compensation Committee establishes superior standards of performance consistent with the "stretch-goal" philosophy of the Committee. A target incentive is created for each eligible executive. This target ranges from 35% to 50% of base salary, depending on the executive, if 100% of the performance goals are met.

         The Board of Directors approves each of the measures and target incentives. The Company communicates threshold, target, and superior award opportunities to each eligible executive officer.

         AFTER FISCAL YEAR END

         Corporate financial statements are generated, and the Company determines whether it was successful in achieving its performance measures.

         Because of overall earnings performance, no payments were made in 1999 under the Short Term Incentive Plan.

LONG-TERM INCENTIVE PLAN

         The primary objective of the Long-Term Incentive Plan is to link a significant portion of executive compensation to Company performance achievements over a multi-year period. The Long-Term Incentive Plan focuses on strategic financial success factors, which are intended to align the interest of the Company's executives and shareholders. The Long-Term Incentive Plan is structured with three-year "performance cycles" and consists of two components: stock options and performance shares. The stock option and performance share awards provide a long-term incentive opportunity targeted at the top quartile of the performance peer group. The Long-Term Incentive Plan is structured to provide 50% of the total award opportunity in stock options and 50% in performance shares if the target goals are met exactly.

         As the situation warrants, the Compensation Committee may consider additional forms of long-term compensation (e.g., restricted stock, performance units, direct equity participation in joint ventures, etc.) to appropriately reward those executives for being entrepreneurial and innovative in creating value for the Company.

         STOCK OPTION ELEMENT

         The Long-Term Incentive Plan provides for the grant of stock options over the three-year performance period. At the beginning of the performance period the Compensation Committee determines the grant size for each executive. The number of options granted is based on a number of factors, including competitive grant practices from national financial services surveys, the participant's level of responsibility, the ability of the participant to influence future performance of the Company, and the desired mix of long-term incentive vehicles. Each year the executive receives a fixed stock option grant based on one-third of the executive's total grant (for the performance period). The exercise price will reflect fair market value at the time of grant. Executives will only realize value from the options if the share price appreciates during the option term.

         The Company's policy is not to reprice stock options.

         PERFORMANCE SHARE ELEMENT

         The Compensation Committee also awards shares of common stock to Long-Term Incentive Plan participants that will be earned only if Company performance goals are achieved during the three-year performance period. The two goals for the 1997-1999 performance cycle were based on achieving targeted (1) average annual total shareholders return ("TSR") during the three-year cycle versus the performance peer group and (2) cumulative earnings per share for this cycle.

         The number of shares awarded is based on performance achievements. If Company performance does not reach threshold levels, no performance shares will be distributed; if only threshold performance is achieved, 25% of the targeted award will be given. If a superior level of performance is achieved (i.e., maximum), 150% of the targeted reward will be given.

         Grants of performance shares are made on a biennial basis for overlapping three-year performance cycles. Therefore, an overlapping 1999-2001 cycle followed the 1997-1999 performance cycle. The Compensation Committee may establish different performance goals for each cycle. As of year-end 1999, the Company failed to achieve its 1997-1999 cycle total shareholder return goal and earning per share goal. As a result, executives received only a portion of the targeted performance shares.

DEDUCTIBILITY OF COMPENSATION

         Section 162(m) of the Internal Revenue Code of 1986 stipulates that publicly held companies are denied a deduction for compensation in excess of $1,000,000, unless such compensation is performance based. Currently, it is the Company's policy not to pay compensation in excess of the amount referenced in
Section 162(m). However, in the event the compensation were to exceed this limit, the Company will review its compensation plans to determine the appropriateness of changing the compensation plan to comply (so that compensation payable under such plans remains deductible).

CEO COMPENSATION

         Mr. Whittle's 1999 compensation consisted of base salary, cash incentives, stock options, and certain perquisites (which did not exceed 10% of base salary and incentives). The Compensation Committee determined Mr. Whittle's base salary of $310,000 at the beginning of the year. The Committee established Mr. Whittle's base salary by analyzing compensation levels of other chief executive officers of comparable size banks based on national financial services surveys. In addition to base salary, Mr. Whittle received an automobile allowance of $36,600. Mr. Whittle's cash incentive was determined in accordance with the Short- Term Plan and was targeted at 50% of base salary if all performance measures were achieved. Actual performance resulted in Mr. Whittle receiving no cash incentive.

Compensation Committee: Eugene E. Stone IV, Judd B. Farr, M. Dexter Hagy, Elizabeth P. Stall


STOCK OPTIONS

       The following table sets forth information regarding option grants with respect to Common Stock made by the Company to the Named Executive Officers during 1999.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                                 Individual  Grants
-----------------------------------------------------------------------------------------------------

                               Number of       % of Total      Fair Market
                               Securities        Options     Value per Share
                               Underlying      Granted to       of Common       Exercise
                             Options Granted    Employees      Stock at Time      Price    Expiration   Grant Date
Name                               (#)            in 1999      of Grant(1)       ($/Sh)      Date(2)     Valuation
-----                        ---------------   ----------    ---------------    --------   ----------   ------------
Mack I. Whittle, Jr.             34,475           6.42 %           $22.340      $22.340     08/18/09    $325,965 (3)
William S. Hummers III           10,700           1.99 %           $22.340      $22.340     08/18/09    $101,170 (3)
James W. Terry, Jr.              10,700           1.99 %           $22.340      $22.340     08/18/09    $101,170 (3)
John C. DuBose                   10,700           1.99 %           $22.340      $22.340     08/18/09    $101,170 (3)
Michael W. Sperry                10,700           1.99 %           $22.340      $22.340     08/18/09    $101,170 (3)
                                    270           0.05 %           $21.063      $21.063     02/17/09    $  2,327 (4)


-------------------------------------
(1) The number shown is the average of the closing bid and ask prices of a share of Common Stock as quoted on the Nasdaq National Market on the date of grant.

(2) The plan pursuant to which the options were granted sets forth certain earlier expiration dates upon the option holder's termination of employment.

(3) Calculated by using the Black-Scholes option-pricing model with the following assumptions: dividend yield of 2.50%, expected volatility of 38%, risk-free interest rate of 5.79% and expected lives of 5 years.

(4) Calculated by using the Black-Scholes option-pricing model with the following assumptions: dividend yield of 2.50%, expected volatility of 38%, risk-free interest rate of 4.95% and expected lives of 5 years.

OPTION EXERCISES

       The following table sets forth certain information with respect to options to purchase shares of Common Stock held by the Named Executive Officers and as to the number of shares covered by both exercisable and unexercisable stock options in 1999. Also reported are the values for the "in-the-money" options which represent the positive spread between the exercise price of any such existing stock option and the year-end fair market value of the Common Stock. None of the Named Executive Officers exercised stock options during 1999.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES


                                                            Number of Securities          Value of Unexercised
                                                           Underlying Unexercised         In-the-Money Options
                                                           Options at 1999 Fiscal            at 1999 Fiscal
                                                                 Year-End (#)               Year-End ($) (1)
                               Shares         Value       ------------------------     -------------------------
                             Acquired  on   Realized
Name                         Exercise (#)      ($)       Exercisable/Unexercisable     Exercisable/Unexercisable
----                         ------------   --------     -------------------------     -------------------------
Mack I. Whittle, Jr.         -----          -----          62,850     /    139,776       $67,130     /      $23,135

William S. Hummers III       -----          -----          39,158     /     62,509        33,874     /        7,296

James W. Terry, Jr.          -----          -----          29,079     /     34,892        24,963     /        4,301

John C. DuBose               -----          -----          25,000     /     10,700         -----     /        -----

Michael W. Sperry            -----          -----           2,600     /     21,370         -----     /        -----

-----------------------------------
(1) The indicated value is based on exercise prices ranging from $14.58 to $31.26 per share and a per share value of $18.25, which was the closing market price of a share of the Company's Common Stock on December 31, 1999 as reported by the Nasdaq National Market.


LONG-TERM INCENTIVE PLAN

       The following table sets forth information concerning awards made under the Long-Term Plan.




                         LONG-TERM INCENTIVE PLAN AWARDS

                                                                        Estimated Future Payouts under
                                                                         Non-Stock Price-Based Plans(2)
                                                                  -----------------------------------------
                                             Performance Period
                               Number of      Until Maturation     Threshold       Target          Maximum
Name                           Shares (1)       or Payout (2)        Shares        Shares          Shares
----                           ----------    ------------------   ------------   -------------   ----------

Mack I. Whittle, Jr.            16,100     Two years                 3,344          13,375        20,863

William S. Hummers III           4,900     Two years                 1,000           4,000         6,000

James W. Terry, Jr.              4,900     Two years                 1,000           4,000         6,000

John C. DuBose                   4,900     Two years                 1,000           4,000         6,000

Michael W. Sperry                4,900     Two years                 1,000           4,000         6,000

------------------------------------
(1) Represents restricted stock awards made in 2000 for the cycle ended December 31, 1999.
(2)      For the cycle ended December 31, 2001.

EMPLOYMENT CONTRACTS

       The Company has entered into Noncompetition, Severance and Employment agreements with John C. DuBose, William S. Hummers III, James W. Terry, Jr. and Mack I. Whittle, Jr. and has entered into a Change of Control Agreement with Michael W. Sperry. The agreements are summarized below. However, this summary is qualified in its entirety by reference to the agreements themselves, copies of which may be obtained, without charge, by written request to the Company at its principal executive offices, Att.: William S. Hummers III.

       JOHN C. DUBOSE. Under his agreement, Mr. DuBose is given duties and authority typical of similar executives, and the Company is obligated to pay him an annual salary determined by the Board. In addition, the Board may pay Mr. DuBose an additional incentive cash bonus pursuant to the Company's Short-Term Incentive Compensation Plan and such incentive compensation as may become payable to him under the Company's Long-Term Incentive Compensation Plan and certain other typical executive benefits. Mr. DuBose's agreement has a rolling term of one year and extends automatically until either party gives notice to the other, at which point the term becomes fixed to one year from the date of the notice.

       Mr. DuBose may terminate the agreement within 12 months of a change of control (as defined in the agreement) if (i) there is a VOLUNTARY TERMINATION,
(ii) the Company materially breaches the agreement and fails to cure the breach within 30 days of notice from Mr. DuBose, or (iii) he has GOOD REASON (clauses
(i), (ii) and (iii) being hereinafter referred to as "Legitimate Executive Reasons"). If Mr. DuBose terminates his employment other than for Legitimate Executive Reasons, the Company's obligations under the agreement cease as of the date of such termination. If Mr. DuBose terminates his employment as a result of clauses (ii) or (iii) of the Legitimate Executive Reasons, Mr. DuBose is entitled to receive a lump sum amount equal to three time his base salary and three times his highest annual bonus of the prior three years. In addition, he will be entitled to ongoing benefits for a year as though he continued to be employed. If Mr. DuBose terminates his employment pursuant to clause (i) of the Legitimate Executive Reasons, the Company's obligations to him will terminate on the date of the termination. "GOOD REASON" is defined as Mr. DuBose's termination of his employment following a change in control (as defined in the agreement) due to (i) a change in Mr. DuBose's responsibilities, position or authority, (ii) a change in the terms or status of the agreement (including the rolling one-year term), (iii) a substantial reduction in Mr. DuBose's compensation, (iv) a forced relocation of Mr. DuBose outside his area, (v) a significant increase in Mr. DuBose's travel requirements, or (vi) Mr. DuBose's determination that as a result of a change of control he is unable to exercise his authority and responsibilities as contemplated by the agreement. "VOLUNTARY TERMINATION" is defined as Mr. DuBose's termination of his employment following a change in control which is not for Good Reason as defined above.

       The Company may terminate the agreement at any time during its term (i) for "cause" (as defined in the agreement), (ii) if Mr. DuBose becomes disabled (generally unable to perform Company duties on a full-time basis for six months) or (iii) upon Mr. DuBose's death (clauses (i), (ii) and (iii) being hereinafter referred to as "Legitimate Company Reasons"). If the Company terminates Mr. DuBose's employment as a result of the Legitimate Company Reasons, the Company's obligations under the agreement cease as of the date of termination, except that if Mr. DuBose is terminated for cause after a change in control, then such termination shall be treated as a Voluntary Termination. If the Company terminates Mr. DuBose for any other reason and there has been a change of control in the prior 12 months, he will be entitled to receive as severance a lump sum amount equal to three time his base salary and three times his highest annual bonus of the prior three years. In addition, he will be entitled to ongoing benefits for a year as though he continued to be employed. If the Company terminates Mr. DuBose without a Legitimate Company Reason in the absence of a change of control, Mr. DuBose will be entitled to his salary and bonus for the remainder of the term of the agreement. In the event of termination by Mr. DuBose for a Legitimate Executive Reason, or in the event of termination by the Company other than for Legitimate Company Reasons, (A) all rights of Mr. DuBose pursuant to awards of share grants or options granted by the Company generally become vested and released from all conditions and restrictions, and (B) Mr. DuBose is deemed to be retired and is credited with Company service for the remaining term of the agreement for the purposes of the Company's benefit plans. All amounts paid to Mr. DuBose will be grossed up by the taxes payable by Mr. DuBose in respect of such amounts.

       In the event that Mr. DuBose's employment is terminated before a change in control by Mr. DuBose voluntarily or by the Company for cause, then Mr. DuBose may not, for a period of one year following such termination of employment, become employed by any insured depository institution which conducts certain business activities in South Carolina or interfere with or otherwise compete against the Company or its operations in violation of the provisions set forth in the agreement. The agreement also imposes certain confidentiality obligations on Mr. DuBose.

       WILLIAM S. HUMMERS III. Under his agreement, Mr. Hummers is given duties and authority typical of similar executives, and the Company is obligated to pay him an annual salary determined by the Board, such incentive compensation as may become payable to him under the Company's Short-Term Incentive Compensation Plan and Long-Term Incentive Compensation Plan, and certain other typical executive benefits. Mr. Hummers's agreement has a rolling term of five years and extends automatically until Mr. Hummers turns 60, at which point the term is converted into a fixed term of 10 years.

       Mr. Hummers may terminate the agreement if (i) the Company breaches the agreement, (ii) there is a VOLUNTARY TERMINATION, or (iii) there is an INVOLUNTARY TERMINATION (clauses (i), (ii) and (iii) being hereinafter referred to as "Legitimate Executive Reasons"). If Mr. Hummers terminates his employment other than for Legitimate Executive Reasons, the Company's obligations under the agreement cease as of the date of such termination, and Mr. Hummers becomes subject to certain noncompetition provisions described generally below. If Mr. Hummers terminates his employment as a result of clauses (i) or (iii) of the Legitimate Executive Reasons, Mr. Hummers is entitled to receive a lump sum amount equal to three times his annual compensation, and he will also be entitled to receive his base salary and other benefits due him through the termination date of the agreement. If Mr. Hummers terminates his employment pursuant to clause (ii) of the Legitimate Executive Reasons, Mr. Hummers is entitled to receive an amount generally equal to one year's compensation, and he will also be entitled to receive his base salary and other benefits due him through the termination date of the agreement.

       "INVOLUNTARY TERMINATION" is defined as Mr. Hummers's termination of his employment following a change in control (as defined in the agreement) due to
(i) a change in Mr. Hummers's responsibilities, position or authority, (ii) a change in the terms or status of the agreement, (iii) a reduction in Mr. Hummers's compensation, (iv) a forced relocation of Mr. Hummers outside his area or (v) a significant increase in Mr. Hummers's travel requirements. "VOLUNTARY TERMINATION" is defined as Mr. Hummers's termination of his employment following a change in control which is not the result of any of clauses (i) through (v) set forth in the definition of Involuntary Termination above. The Company may terminate the agreement at any time during its term (i) for "cause" (as defined in the agreement), (ii) if Mr. Hummers becomes disabled (generally unable to perform Company duties on a full-time basis for six months), (iii) upon Mr. Hummers's death or (iv) without cause (clauses (i), (ii) and (iii) being hereinafter referred to as "Legitimate Company Reasons"). If the Company terminates Mr. Hummers's employment as a result of the Legitimate Company Reasons, the Company's obligations under the agreement cease as of the date of termination, except that if Mr. Hummers is terminated for cause after a change in control, then such termination shall be treated as a Voluntary Termination. If the Company terminates Mr. Hummers without cause, he will be entitled to receive as severance a lump sum payment equal to three times his annual compensation (with the bonus portion of his compensation calculated as the average of such compensation over the prior three-year period). In the event of termination by Mr. Hummers for a Legitimate Executive Reason, or in the event of termination by the Company other than for Legitimate Company Reasons, (A) all rights of Mr. Hummers pursuant to awards of share grants or options granted by the Company generally become vested and released from all conditions and restrictions, and (B) Mr. Hummers is deemed to be retired and is credited with Company service for the remaining term of the agreement for the purposes of the Company's benefit plans.

       In the event that Mr. Hummers's employment is terminated before a change in control voluntarily by Mr. Hummers as a result of clauses (i) or (iii) of the Legitimate Executive Reasons or by the Company without cause, then Mr. Hummers may not, for a period of five years following such termination of employment, become employed by any insured depository institution which conducts certain business activities in South Carolina or interfere with or otherwise compete against the Company or its operations in violation of the provisions set forth in the agreement. If the covenant not to compete is triggered, Mr. Hummers will receive, in addition to any other payments, a total of five times his annual cash compensation, payable in five annual installments beginning on the first day of the noncompete period. The agreement also imposes certain confidentiality obligations on Mr. Hummers.

       JAMES W. TERRY, JR. Under his agreement, Mr. Terry is given duties and authority typical of similar executives, and the Company is obligated to pay him an annual salary determined by the Board, such incentive compensation as may become payable to him under the Company's Short-Term Incentive Compensation Plan and Long-Term Incentive Compensation Plan, and certain other typical executive benefits. Mr. Terry's agreement has a rolling term of three years and extends automatically until either party gives notice to the other, at which point the term is fixed at three years from the date of notice.

       Mr. Terry may terminate the agreement if (i) the Company materially breaches the agreement and fails to cure the breach within 30 days of notice,
(ii) there is a VOLUNTARY TERMINATION, or (iii) there is an INVOLUNTARY TERMINATION (clauses (i), (ii) and (iii) being hereinafter referred to as "Legitimate Executive Reasons"). If Mr. Terry terminates his employment other than for Legitimate Executive Reasons, the Company's obligations under the agreement cease as of the date of such termination, and Mr. Terry becomes subject to certain noncompetition provisions described generally below. If Mr. Terry terminates his employment as a result of clauses (i) or (iii) of the Legitimate Executive Reasons, Mr. Terry is entitled to receive a lump sum amount equal to three times his annual compensation, and he will also be entitled to receive his base salary and other benefits due him through the termination date of the agreement. If Mr. Terry terminates his employment pursuant to clause (ii) of the Legitimate Executive Reasons, Mr. Terry is entitled to receive an amount generally equal to one year's compensation, and he will also be entitled to receive his base salary and other benefits due him through the termination date of the agreement.

       "INVOLUNTARY TERMINATION" is defined as Mr. Terry's termination of his employment following a change in control (as defined in the agreement) due to
(i) a change in Mr. Terry's responsibilities, position or authority, (ii) a change in the terms or status of the agreement, (iii) a reduction in Mr. Terry's compensation, (iv) a forced relocation of Mr. Terry outside his area, (v) a significant increase in Mr. Terry's travel requirements, (vi) any attempted termination for cause that does not comply with substantive and procedural requirements (set forth in the definition of cause), (vii) the Company's insolvency or (viii) the Company's breach of the agreement. "VOLUNTARY TERMINATION" is defined as Mr. Terry's termination of his employment following a change in control which is not the result of any of clauses (i) through (viii) set forth in the definition of Involuntary Termination above. The Company may terminate the agreement at any time during its term (i) for "cause" (as defined in the agreement), (ii) if Mr. Terry becomes disabled (generally unable to perform Company duties on a full-time basis for six months) or (iii) upon Mr. Terry's death (clauses (i), (ii) and (iii) being hereinafter referred to as "Legitimate Company Reasons"). If the Company terminates Mr. Terry's employment as a result of the Legitimate Company Reasons, the Company's obligations under the agreement cease as of the date of termination, except that if Mr. Terry is terminated for cause after a change in control, then such termination shall be treated as a Voluntary Termination. If the Company terminates Mr. Terry without a Legitimate Company Reason and there has been a change of control, he will be entitled to receive as severance a lump sum payment equal to three times his annual compensation (with the bonus portion of his compensation calculated as the average of such compensation over the prior three-year period). If the Company terminates him without a Legitimate Company Reason in the absence of a change of control, Mr. DuBose will be entitled to receive as severance his compensation for the remaining term of the agreement. In the event of termination by Mr. Terry for a Legitimate Executive Reason, or in the event of termination by the Company other than for Legitimate Company Reasons, (A) all rights of Mr. Terry pursuant to awards of share grants or options granted by the Company generally become vested and released from all conditions and restrictions, and (B) Mr. Terry is deemed to be retired and is credited with Company service for the remaining term of the agreement for the purposes of the Company's benefit plans.

       In the event that Mr. Terry's employment is terminated before a change in control voluntarily by Mr. Terry or by the Company for cause, then Mr. Terry may not, for a period of one year following such termination of employment, become employed by any insured depository institution which conducts certain business activities in South Carolina or interfere with or otherwise compete against the Company or its operations in violation of the provisions set forth in the agreement. The agreement also imposes certain confidentiality obligations on Mr. Terry.

       MACK I. WHITTLE, JR. Under his agreement, Mr. Whittle is given duties and authority typical of similar executives, and the Company is obligated to pay him an annual salary determined by the Board, such incentive compensation as may become payable to him under the Company's Short-Term Incentive Compensation Plan and Long-Term Incentive Compensation Plan, and certain other typical executive benefits. Mr. Whittle's agreement has a rolling term of ten years and extends automatically until Mr. Whittle turns 55, at which point the term is converted into a fixed term of 10 years, expiring on his 65th birthday.

       Mr. Whittle may terminate the agreement if (i) the Company breaches the agreement, (ii) there is a VOLUNTARY TERMINATION, or (iii) there is an INVOLUNTARY TERMINATION (clauses (i), (ii) and (iii) being hereinafter referred to as "Legitimate Executive Reasons"). If Mr. Whittle terminates his employment other than for Legitimate Executive Reasons, the Company's obligations under the agreement cease as of the date of such termination, and Mr. Whittle becomes subject to certain noncompetition provisions described generally below. If Mr. Whittle terminates his employment as a result of clauses (i) or (iii) of the Legitimate Executive Reasons, Mr. Whittle is entitled to receive a lump sum amount equal to three time his annual compensation, and he will also be entitled to receive his base salary and other benefits due him through the termination date of the agreement. If Mr. Whittle terminates his employment pursuant to clause (ii) of the Legitimate Executive Reasons, Mr. Whittle is entitled to receive an amount generally equal to one year's compensation, and he will also be entitled to receive his base salary and other benefits due him through the termination date of the agreement.

       "INVOLUNTARY TERMINATION" is defined as Mr. Whittle's termination of his employment following a change in control (as defined in the agreement) due to
(i) a change in Mr. Whittle's responsibilities, position or authority, (ii) a change in the terms or status of the agreement (including the rolling ten-year term), (iii) a reduction in Mr. Whittle's compensation, (iv) a forced relocation of Mr. Whittle outside his area or (v) a significant increase in Mr. Whittle's travel requirements. "VOLUNTARY TERMINATION" is defined as Mr. Whittle's termination of his employment following a change in control which is not the result of any of clauses (i) through (v) set forth in the definition of Involuntary Termination above. The Company may terminate the agreement at any time during its term (i) for "cause" (as defined in the agreement), (ii) if Mr. Whittle becomes disabled (generally unable to perform Company duties on a full-time basis for six months), (iii) upon Mr. Whittle's death or (iv) without cause (clauses (i), (ii) and (iii) being hereinafter referred to as "Legitimate Company Reasons"). If the Company terminates Mr. Whittle's employment as a result of the Legitimate Company Reasons, the Company's obligations under the agreement cease as of the date of termination, except that if Mr. Whittle is terminated for cause after a change in control, then such termination shall be treated as a Voluntary Termination. If the Company terminates Mr. Whittle without cause, he will be entitled to receive as severance a lump sum payment equal to three times his annual compensation (with the bonus portion of his compensation calculated as the average of such compensation over the prior three-year period). In the event of termination by Mr. Whittle for a Legitimate Executive Reason, or in the event of termination by the Company other than for Legitimate Company Reasons, (A) all rights of Mr. Whittle pursuant to awards of share grants or options granted by the Company generally become vested and released from all conditions and restrictions, and (B) Mr. Whittle is deemed to be retired and is credited with Company service for the remaining term of the agreement for the purposes of the Company's benefit plans.

       In the event that Mr. Whittle's employment is terminated before a change in control voluntarily by Mr. Whittle as a result of clauses (i) or (iii) of the Legitimate Executive Reasons or by the Company without cause, then Mr. Whittle may not, for a period of five years following such termination of employment, become employed by any insured depository institution which conducts certain business activities in South Carolina or interfere with or otherwise compete against the Company or its operations in violation of the provisions set forth in the agreement. If the covenant not to compete is triggered, Mr. Whittle will recive, in addition to any other payments, a total of ten times his annual cash compensation, payable in five annual installments beginning on the first day of the noncompete period. The agreement also imposes certain confidentiality obligations on Mr. Whittle.

       MICHAEL W. SPERRY. Pursuant to his change of control agreement, Mr. Sperry is entitled to certain benefits in the event of a change of control (as defined in the agreement) of the Company. The agreement extends to November 2, 2000 and then automatically extends for an additional year then and for each year thereafter unless the Company provides 90 days prior written notice that it does not wish to extend the agreement. In the event of a change of control, the agreement will extend for at least 12 months from the date of the change of control.

       In all of the circumstances described below, Mr. Sperry will only be entitled to benefits if there has been a change of control. If the Company has terminated Mr. Sperry for cause (as defined in the agreement) or by Mr. Sperry other than for GOOD REASON, disability, death or retirement, he will be entitled to his base salary through the date of termination. If Mr. Sperry is disabled, he will continue to receive his base salary until the agreement is terminated as described in the prior sentence. If the Company has terminated Mr. Sperry without cause or for retirement, disability or death, Mr. Sperry will receive his full base salary through the date of termination, plus a lump sum severance payment generally equal to two years salary and bonus (calculated as the average of his bonuses for the prior three years). In addition, Mr. Sperry will be entitled to basic benefits coverage for two years from the date of termination.

       "GOOD REASON" is defined as the occurrence after a change of control of
(i) a change in Mr. Sperry's responsibilities, position or authority, (ii) a change in the terms or status of the agreement, (iii) a reduction in Mr. Sperry's compensation, (iv) a forced relocation of Mr. Sperry outside his area,
(v) a significant increase in Mr. Sperry's travel requirements, (vi) any attempted termination for cause that does not comply with substantive and procedural requirements (set forth in the definition of cause) or (vii) the Company's insolvency.



                            APPROVAL OF THE COMPANY'S
                      AMENDED AND RESTATED FORTUNE 50 PLAN
                              (ITEM 3 ON THE PROXY)

      The Board of Directors recommends that the shareholders approve adoption by the Company of the Amended and Restated Fortune 50 Plan (the "Fortune 50 Plan"). The Fortune 50 Plan was created to give every employee a financial stake in the future success of the Company. The Fortune 50 Plan rewards employees in the event of significant stock price appreciation to $50 per share. (On March 1, 2000, the fair market value of the Common Stock was $16.00.) The Fortune 50 Plan is intended to motivate every employee to contribute to the achievement of a shared stock price goal.

      The Fortune 50 Plan is summarized below. However, this summary is qualified in its entirety by reference to the text of the Fortune 50 Plan, a copy of which may be obtained, without charge, by written request to the Company, Post Office Box 1029, Greenville, South Carolina 29602, Attention:
William S. Hummers III.

      ADMINISTRATION AND ELIGIBILITY. The Fortune 50 Plan generally provides that a committee of the Board (the "Committee") may make a one-time grant of either incentive stock options or nonqualified options to such "Eligible Employees" (defined as employees who work at least 20 hours per week) as the Committee has determined. For purposes of the Fortune 50 Plan, "Original Eligible Employees" are people who were Eligible Employees continuously from October 1, 1999 through the date of option grant.

      The Committee has sole discretionary authority to select participants in the Fortune 50 Plan from among Eligible Employees. There are currently approximately 1,100 persons that the Committee has deemed eligible to participate in the Fortune 50 Plan. These persons include nonexecutive officers, as well as executive officers of the Company or a Company subsidiary. The Committee is also empowered to administer the Fortune 50 Plan and to take all such actions as may be necessary thereunder.

      OPTION GRANT AMOUNTS. Subject to shareholder approval, all full-time Eligible Employees will receive options in respect of 200 shares of the Company's common stock, and all part-time Eligible Employees will receive options in respect of 100 shares of the Company's common stock.

      EXERCISE AND DURATION OF OPTIONS. For Original Eligible Employees, the exercise price of such options will be equal to the "Original Option Price" ($19.8125). For all other Eligible Employees, the exercise price will be the higher of the Original Option Price and the fair market value per share (as defined in the Fortune 50 Plan) of the Company's Common Stock on the date the option is granted. Option periods are generally ten years from the date of grant, except that options may not be exercised after an optionee's termination of employment (except in certain instances involving death, disability or voluntary retirement). Subject to certain limited exceptions, options granted under the Fortune 50 Plan may generally be exercised, if otherwise timely, as follows:

o For Original Eligible Employees, upon the earlier of October 1, 2004 and the date within any 10 consecutive trading day period in which the Company's common stock has traded at $50 per share for any 5 days; or
o For all other Eligible Employees, upon the earlier of (a) five years from the date of grant and (b) the date within any 10 consecutive trading day period in which the Company's common stock has traded at $50 per share for any 5 days.


In addition, for all participants and subject to certain limited exceptions, options granted under the Fortune 50 Plan may generally be exercised within three months after retirement resulting from death, disability or early retirement (after age 55) or retirement (after age 65). If the participant ceases to be an Eligible Employee for any reason other than retirement, death or disability, options granted under the Fortune 50 Plan that are vested will continue to be exercisable until the earlier of three months after such eligibility ceases or the stated expiration date. All awards consisting of unvested shares will immediately terminate.

      In the event that the Company is involved in a "change in control", the expiration date and the dates on which any part of the option shall be exercisable for all of the shares covered thereby may be accelerated, but the effectiveness of such acceleration, and any exercise of the option pursuant thereto in excess of the number of shares for which it would have been exercisable in the absence of such acceleration, shall be conditioned upon the consummation of the transaction resulting in the change in control. A "change in control" is generally deemed to occur where the Company is involved in a transaction in which it, in substance, is not the surviving entity.

      ASSIGNABILITY. Options granted under the Fortune 50 Plan are assignable only in limited instances in accordance with applicable law.

      AMENDMENT. The Committee may modify and amend the Fortune 50 Plan in its sole discretion, subject to any shareholder approval required by applicable law, the Company's articles of incorporation, or the Bylaws of the National Association of Securities Dealers (the "NASD").

      EFFECTIVE DATE. Assuming shareholder approval is received at the Annual Meeting, the effective date of the Fortune 50 Plan is July 22, 1999. If such approval is not received, the Fortune 50 Plan will not go into effect.

      VOTE REQUIRED. Approval of the amendment to the Fortune 50 Plan by holders of a majority of the total votes cast on the proposal is required under the Bylaws of the NASD, to which the Company is subject because its Common Stock is traded on the Nasdaq National Market. Abstentions and broker non-votes will not be considered to be affirmative votes.

       FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH THE PLANS. The following discussion is intended only as a brief summary of the federal income tax rules relevant to stock options and restricted stock awards. The laws governing the tax aspects of awards are highly technical and such laws are subject to change.

       The grant of an option under the Fortune 50 Plan will not by itself result in taxable income to the participant; however, upon exercise of the option, a participant will be deemed to have received ordinary income in an amount equal to the excess of (a) the value of the shares received upon exercise of the option over (b) the purchase price of the shares received upon exercise of the option. Subject to certain exceptions relating to "cashless/same day sale" exercises, the value of the shares received upon exercise of the option will be the fair market value of the shares on the date of exercise of the option.

     PLAN BENEFITS. Set forth below is information concerning stock option grants to be made under the Fortune 50 Plan, assuming shareholder approval and the granting of options. No stock option grants have been made under the Fortune 50 Plan to date. The dollar value of these grants is not presently determinable.

                                NEW PLAN BENEFITS
                           CAROLINA FIRST CORPORATION
                      AMENDED AND RESTATED FORTUNE 50 PLAN


                                                                        Number of Shares
             Name and Position                                         Subject to Options (1)
             -----------------                                         ----------------------
             Mack I. Whittle, Jr.                                            200
             William S. Hummers III                                          200
             James W. Terry, Jr.                                             200
             John C. DuBose                                                  200
             Michael W. Sperry                                               200
             Current Executive Officers as a Group                         1,000
             Non-Executive Director Group                                      0
             All Employees, Excluding Executive Officers, as a Group     210,100

(1) Shown on a pro forma basis as of March 1, 2000.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED FORTUNE 50 PLAN.



                           AMENDMENT OF THE COMPANY'S
                     AMENDED AND RESTATED STOCK OPTION PLAN
                              (ITEM 4 ON THE PROXY)

      The Board of Directors recommends that the shareholders approve adoption by the Company of Amendment No. 2 to the Amended and Restated Stock Option Plan (the "Option Plan"). The proposed amendment increases the number of shares of the Company's Common Stock that may be issued pursuant to options granted under the plan from an aggregate of 1,500,000 to an aggregate of 2,500,000. The Board recommends approval of the proposed amendment because it believes that the Option Plan is an effective component of management compensation and, if all currently outstanding options were exercised in full, no additional options could currently be granted pursuant to the plan. Furthermore, the Board believes that additional Option Plan shares should be available in connection with the Company's pending merger with Anchor Financial Corporation Except as set forth above, the Option Plan would remain unaltered in all material respects.

      The Option Plan is summarized below. However, this summary is qualified in its entirety by reference to the text of the Option Plan, a copy of which may be obtained, without charge, by written request to the Company, Post Office Box 1029, Greenville, South Carolina 29602, Attention: William S. Hummers III.

      ADMINISTRATION AND ELIGIBILITY. The Option Plan generally provides that a committee of the Board (the "Committee") comprised solely of members thereof who are "disinterested persons" within the meaning of Section 16 of the Exchange Act may grant either incentive stock options or nonqualified options to such employees as the Committee has determined to have the greatest impact on the Company's long-term performance. Non-employee Board member are not eligible to acquire stock under the Option Plan. The Committee is also empowered to administer the Option Plan and to take all such actions as may be necessary thereunder.

      In making any determination as to the employees to whom options shall be granted hereunder and as to the number of shares to be subject thereto, the Committee must take into account, in each case, the level and responsibility of the person's position, the level of the person's performance, the person's level of compensation, the assessed potential of the person and such additional factors as the Committee shall deem relevant to the accomplishment of the purposes of the Option Plan. The Committee may also utilize guidelines set forth in other compensation plans of the Company in determining any matters related to the grant of options under the Option Plan. The stock option awards are generally but not exclusively made to officers (including nonexecutive officers) of the Company. In 1999, 261 people received awards under the Option Plan.

      EXERCISE AND DURATION OF OPTIONS. The exercise price of such options shall be equal to the fair market value per share (as defined in the Option Plan) of the Company's Common Stock on the date the option is granted. Unless the Committee expressly states otherwise, options shall be exercisable on a cumulative basis for 20% of the shares covered thereby on each of the first five anniversaries of the grant thereof. Option periods are generally ten years from the date of grant, except that options may not be exercised after an optionee's termination of employment (except in certain instances involving death, disability or voluntary retirement). Subject to certain limited exceptions, options granted under the Option Plan may generally be exercised, if otherwise timely, within three months after retirement resulting from disability or retirement for any reason after age 60. Subject to certain exceptions in cases of disability or death (where options become fully exercisable), the option may not be exercised for more than the number of shares, if any, as to which it was exercisable by the optionee immediately before such retirement. In general, if an optionee dies while employed by the Company or within three months after retirement, such option may be exercised to the extent that the optionee would have been entitled to do so at the date of his death by the legatees or personal representatives within one year of the date of the optionee's death.

      In the event that the Company is involved in a "change in control", the expiration date and the dates on which any part of the option shall be exercisable for all of the shares covered thereby may be accelerated, but the effectiveness of such acceleration, and any exercise of the option pursuant thereto in excess of the number of shares for which it would have been exercisable in the absence of such acceleration, shall be conditioned upon the consummation of the transaction resulting in the change in control. A "change in control" is generally deemed to occur where the Company is involved in a transaction in which it, in substance, is not the surviving entity.

      ASSIGNABILITY. Options granted under the Option Plan are assignable only in limited instances in accordance with applicable law.

      AMENDMENT. The Committee may modify and amend the Option Plan, except that it may not increase the maximum number of shares for which options may be granted under the Option Plan, reduce the minimum exercise prices established under the Option Plan, or extend the period or periods during which options may be granted or exercised.

      EFFECTIVE DATE. The original effective date of the Option Plan was the date of its adoption by the Board in 1986. The effective date of the amendment to the Option Plan shall be January 1, 2000, assuming shareholder approval is received at the Annual Meeting. If such approval is not received, the Option Plan, unamended, will continue in effect.

      VOTE REQUIRED. Approval of the amendment to the Option Plan by holders of a majority of the total votes cast on the proposal is required under the Bylaws of the NASD, to which the Company is subject because its Common Stock is traded on the Nasdaq National Market. Abstentions and broker non-votes will not be considered to be affirmative votes.

       FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH THE PLAN. For a brief summary of the federal income tax rules relevant to stock options and restricted stock awards, see the discussion of "Federal Income Tax Consequences Associated with the Plan" in connection with Item 3 of the Proxy (approval of the Fortune 50 Plan).

       PLAN BENEFITS. No options with respect to shares added by Amendment No. 2 to the Option Plan have been made to date to directors or executive officers of the Company, and accordingly, new plan benefits to them are not determinable.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED STOCK OPTION PLAN.


                           AMENDMENT OF THE COMPANY'S
                           DIVIDEND REINVESTMENT PLAN
                              (ITEM 5 ON THE PROXY)

      The Board of Directors recommends that the shareholders approve adoption of Amendment No. 1 to the Company's Common Stock Amended Dividend Reinvestment Plan (the "Dividend Reinvestment Plan"). The proposed amendment increases the number of shares of the Company's Common Stock that may be issued pursuant to the Dividend Reinvestment Plan from an aggregate of 300,000 shares to an aggregate of 450,000 shares. The Board recommends approval of the proposed amendment because it believes that the Dividend Reinvestment Plan provides a benefit to the Company's shareholders and that the amendment to increase the shares will increase this benefit. Except as set forth above, the Dividend Reinvestment Plan would remain unaltered in all material respects.

      The Dividend Reinvestment Plan is summarized below. However, this summary is qualified in its entirety by reference to the text of the Dividend Reinvestment Plan, a copy of which may be obtained, without charge, by written request to the Company, Post Office Box 1029, Greenville, South Carolina 29602,

Attention: William S. Hummers III.

      ADMINISTRATION AND ELIGIBILITY. The Dividend Reinvestment Plan is administered by Registrar and Transfer Company on the Company's behalf. All shareholders of record of the Company (approximately 5,463 as of March 1, 2000) are eligible to participate in the plan.

      PARTICIPATION. Any eligible shareholder may join the plan by signing an authorization card (available on request to Registrar and Transfer Company by mail at 10 Commerce Drive, Cranford, New Jersey 07016-3572 or by phone at 800-368-5948). Participants may terminate their participation in the plan by notifying the administrator in writing.

      DIVIDEND REINVESTMENT. For participants in the plan, all or a portion (as specified by the participant) of such participant's cash dividends from their Common Stock are automatically reinvested in additional shares of Common Stock. The purchase price for this additional stock is 95% of the average of the high and low sale prices of the Common Stock on the Nasdaq National Market on the five business days preceding the dividend payment date. Participants pay no service charges or brokerage commissions in connection with the reinvestment.

      OPTIONAL CASH INVESTMENT. In addition to the automatic reinvestment described above, Dividend Reinvestment Plan participants may make additional cash investments in Common Stock in connection with the plan. The purchase price for this stock is 100% of the average of the high and low sale prices of the Common Stock on the Nasdaq National Market on the five business days preceding the purchase date. Participants pay no service charges or brokerage commissions in connection with the investment. While no cash investments are required, each investment payment can be no less than $25. Cash investments can be made no more frequently than once per month and cannot total more than $10,000 per month.

      AMENDMENT. The Company may modify and amend the Dividend Reinvestment Plan subject to any required shareholder approval.

      EFFECTIVE DATE. The effective date of the amendment to the Dividend Reinvestment Plan shall be June 30, 2000, assuming shareholder approval is received at the Annual Meeting. If such approval is not received, the Dividend Reinvestment Plan, unamended, will continue in effect.

      VOTE REQUIRED. Approval of the amendment to the Dividend Reinvestment Plan by holders of a majority of the votes represented in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will not be considered to be affirmative votes.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE DIVIDEND REINVESTMENT PLAN.

                                PERFORMANCE GRAPH

       The following graph sets forth the performance of the Company's Common Stock for the five year period ended December 31, 1999 as compared to: (a) two broad equity market indices -- (i) the Nasdaq Market Composite Index and (ii) the Standard and Poor's SmallCap 600 Index (the "S&P SmallCap 600"); and (b) two published industry indices -- (i) the Nasdaq Bank Stocks Index and (ii) the SNL Southeast Bank Index. Beginning with the Company's 2001 proxy statement, the Company's performance graph will utilize the S&P SmallCap 600 in lieu of the Nasdaq Market Composite Index because the Company has become a member of the S&P SmallCap 600 and because the mean and median market values for companies included in the S&P SmallCap 600 are comparable to the Company's market value. Beginning with the Company's 2001 proxy statement, the Company's performance graph will utilize the SNL Southeast Bank index in lieu of the Nasdaq Bank Stocks Index to reflect to Company's geographic focus on the Southeast. The graph assumes $100 originally invested on December 31, 1994 and that all subsequent dividends were reinvested in additional shares.

















                                                     12/31/94   12/31/95   12/31/96   12/31/97   12/31/98    12/31/99
                                                     --------   --------   --------   --------   --------    --------
Carolina First Corporation                             100.000    132.545    148.537    198.463    235.087    175.672

Broad market index:
    Nasdaq Market Composite                            100.000    141.335    173.892    213.073    300.248    542.430
    S&P SmallCap 600                                   100.000    129.960    157.670    198.010    195.420    219.660

Industry index:
    Nasdaq Bank Stocks                                 100.000    149.002    196.734    329.387    327.115    314.424
    SNL Southeast Bank                                 100.000    149.980    205.880    312.100    332.250    261.460


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       COMMON STOCK. The following table sets forth as of March 1, 2000 information with respect to the Common Stock owned beneficially or of record by each of the Directors and Nominees individually, by the Named Executive Officers and by all Directors and executive officers of the Company as a group. Unless otherwise noted, each person has sole voting power and sole investment power with respect to the shares listed. There are no persons known to the Company to own beneficially 5% or more of the Common Stock.



                                                                  AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER                                          BENEFICIAL OWNERSHIP      PERCENT OF CLASS (1)
John C. DuBose                                                               30,900 (2)               *
Judd B. Farr                                                                137,517 (3)               *
C. Claymon Grimes, Jr.                                                       65,614 (3)               *
M. Dexter Hagy                                                               14,985 (3)               *
William S. Hummers III                                                      101,959 (4)               *
William J. Moore                                                              1,500                   *
H. Earle Russell, Jr.                                                        10,479 (3)               *
Charles B. Schooler                                                          34,129 (5)               *
Michael W. Sperry                                                             7,500 (6)               *
Elizabeth P. Stall                                                           51,358 (3)               *
Eugene E. Stone IV                                                            5,996 (7)               *
James W. Terry, Jr.                                                          63,228 (8)               *
William R. Timmons, Jr.                                                     324,466 (9)               1.28%
Samuel H. Vickers                                                            11,670 (10)              *
David C. Wakefield III                                                       72,891 (11)              *
Mack I. Whittle, Jr.                                                        166,941 (12)              *

ALL DIRECTORS/EXECUTIVE OFFICERS AS A GROUP                               1,101,133                   4.30%
(16 persons)

Carolina First Employee Stock Ownership Plan                                424,859                   1.67%
Carolina First Salary Reduction Plan and Trust                              454,778                   1.79%
-----------------------------------------


*     Less than 1%.
(1) The calculation is based on 25,402,587 shares of Common Stock which is the actual number of shares outstanding as of the record date. Pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, percentages of total outstanding shares have been computed on the assumption that shares of Common Stock that can be acquired within 60 days upon the exercise of options by a given person or group are outstanding, but no other shares similarly subject to acquisition by other persons are outstanding.
(2) This includes 4,900 shares of Common Stock owned by Mr. DuBose through the Restricted Stock Plan and 25,000 shares of Common Stock issuable to Mr. DuBose under outstanding options.

(3) This includes 7,796 shares of Common Stock issuable pursuant to options granted under the Directors' Plan.

(4) This includes 5,574 shares of Common Stock owned by Mr. Hummers through the Restricted Stock Plan, 39,158 shares of Common Stock issuable to Mr. Hummers under outstanding options and 9,614 shares of Common Stock owned by his spouse.

(5) This includes 7,196 shares of Common Stock issuable pursuant to options granted under the Directors' Plan.

(6) This includes 4,900 shares of Common Stock owned by Mr. Sperry through the Restricted Stock Plan and 2,600 shares of Common Stock issuable to Mr. Sperry under outstanding options.

(7) This includes 5,276 shares of Common Stock issuable pursuant to options granted under the Directors' Plan.

(8) This includes 5,458 shares of Common Stock owned by Mr. Terry through the Restricted Stock Plan and 29,079 shares of Common Stock issuable to Mr. Terry under outstanding options.

(9) This includes 210,504 shares of Common Stock owned by Canal, of which Mr. Timmons is an officer, and 7,796 shares of Common Stock issuable to Mr. Timmons pursuant to options granted under the Directors' Plan.

(10) This includes 1,670 shares of Common Stock issuable pursuant to options granted under the Directors' Plan.

(11) This includes 3,076 shares of Common Stock issuable pursuant to options granted under the Directors' Plan.

(12) This includes 17,240 shares of Common Stock owned by Mr. Whittle through the Restricted Stock Plan and 62,850 shares of Common Stock issuable to Mr. Whittle under outstanding options.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company's directors and officers and their associates have had, and the Company expects them to have in the future, banking transactions in the ordinary course of business with the Company's banking subsidiaries. These transactions are on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated third parties. Such loans have not involved more than normal risks of collectibility nor have they presented any other unfavorable features. Under banking regulations applicable to state banks, any loan made by such a bank to any of its officers or Directors must be collaterally secured. The aggregate dollar amount of these loans was approximately $22,660,000 at December 31, 1999. During 1999, approximately $10,640,000 in new loans were made and payments totaled approximately $2,358,000.

      Mr. Moore, an Executive Vice President of the Company, served as a consultant to the Company in 1998. He was paid $200,000 in compensation for such services in 1999.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, Directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during 1999, all required
Section 16(a) filings applicable to its executive officers, Directors and greater than 10% beneficial owners were made.


                         INDEPENDENT PUBLIC ACCOUNTANTS

      KPMG LLP ("KPMG") served as the Company's independent public accountants for the 1999 current fiscal year. KPMG has indicated that it plans to have a representative present at the Annual Meeting. Such representative will have the opportunity to make a statement and will be available to respond to appropriate questions from shareholders. The Board of Directors has selected KPMG as the independent public accountants for the Company for the 2000 fiscal year.


                            PROPOSALS BY SHAREHOLDERS

      A shareholder who wishes to present a proposal for inclusion in the proxy materials relating to the Company's Annual Meeting of Shareholders to be held in 2001 should submit his or her proposal on or before November 16, 2000, to the Secretary of the Company, 102 S. Main Street, Greenville, South Carolina 29601. After that date, the proposal will not be considered timely. Shareholders submitting proposals for inclusion in the proxy statement and form of proxy must comply with the proxy rules under the Securities Exchange Act of 1934, as amended, and all shareholders submitting proposals must comply with the Bylaw requirements described below.

      The Bylaws of the Company require timely advance written notice of shareholder nominations of director candidates and of any other proposals to be presented at an annual meeting of shareholders. In the case of director nominations by shareholders, the Bylaws require that a shareholder's notice be delivered to the principal executive offices of the Company during the period of time from the 30th day to the 60th day prior to the annual meeting of shareholders at which directors are to be elected, unless such requirement is expressly waived in advance of the meeting by formal action of the board of directors. In the case of other proposals by shareholders at an annual meeting, the Bylaws require that advance written notice be delivered to the Company's Secretary (at the address indicated above). To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company between the 60th and 90th days prior to the first anniversary of the preceding year's annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, such shareholder notice must be so delivered between the 60th and 90th days prior to such annual meeting or within 10 days following the day on which public announcement of the date of such meeting is first made by the Company. A copy of the Bylaws is available upon request to the Secretary of the Company at the address indicated above.


                              FINANCIAL INFORMATION

      The Company's 1999 Annual Report and its Annual Report on Form 10-K (without exhibits) for the year ended December 31, 1999 are being mailed to shareholders contemporaneously with these Proxy Materials.


                                  OTHER MATTERS

      Management is not aware of any other matter to be brought before the Annual Meeting. If other matters are brought before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.

                                             By order of the Board of Directors,


                                             William S. Hummers III
                                             Secretary


March 15, 2000
Greenville, South Carolina

P
R
O                         CAROLINA FIRST CORPORATION
X                       ANNUAL MEETING, APRIL 19, 2000
Y
         The undersigned shareholder of Carolina First Corporation, hereby revoking all previous proxies, hereby appoints William R. Timmons, Jr. and William S. Hummers III and each of them, the attorneys of the undersigned, with power of substitution, to vote all stock of Carolina First Corporation standing in the name of the undersigned upon all matters at the Company's Annual Meeting to be held in the Gunter Theatre, Peace Center for the Performing Arts, 300 South Main Street, Greenville, South Carolina on Wednesday, April 19, 2000 at 10:30 a.m. and at any adjournments thereof, with all powers the undersigned would possess if personally present, and without limiting the general authorization and power hereby given, directs said attorneys or either of them to cast the undersigned's vote as specified below.

1.       ELECTION OF DIRECTORS.

[  ]     FOR ALL NOMINEES set forth below                     [  ]     WITHHOLD AUTHORITY
         and to set the number of Directors                   to vote for all nominees below and
         at 12 persons (except as marked                      to set the number of Directors
         to the contrary below [  ])                          at 12 persons


M. Dexter Hagy             H. Earle Russell, Jr.              William R. Timmons, Jr.       Samuel H. Vickers


INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.

2. PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE ITS NAME TO THE SOUTH FINANCIAL GROUP, INC.

         [   ] FOR                  [   ] AGAINST                  [   ] ABSTAIN

3.       PROPOSAL TO APPROVE THE COMPANY'S AMENDED AND RESTATED FORTUNE 50 PLAN

         [   ] FOR                  [   ] AGAINST                  [   ] ABSTAIN

4.      PROPOSAL TO APPROVE THE COMPANY'S AMENDED AND RESTATED STOCK OPTION PLAN

         [   ] FOR                  [   ] AGAINST                  [   ] ABSTAIN

5.       PROPOSAL TO AMEND THE COMPANY'S AMENDED COMMON STOCK DIVIDEND
         REINVESTMENT PLAN

         [   ] FOR                  [   ] AGAINST                  [   ] ABSTAIN

6. At their discretion upon such other matters as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CAROLINA FIRST CORPORATION. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF EACH OF THE PROPOSALS ABOVE.

(Please date and sign on reverse side and return in the enclosed envelope.)
         (This proxy is continued on the other side.)

Please sign this Proxy as your name or names appear hereon. If stock is held jointly, signature should appear for both names. When signing as attorney, administrator, trustee, guardian or agent, please indicate the capacity in which you are acting. If stock is held by a corporation, please sign in full corporate name by authorized officer and give title of office.

         Dated this ____ day of                       , 2000
                                ----------------------


                                    --------------------------------------------
                                        Print Name (and title if appropriate)


                                    --------------------------------------------
                                        Signature


                                    --------------------------------------------
                                        Print Name (and title if appropriate)


                                    --------------------------------------------
                                        Signature



        PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                           CAROLINA FIRST CORPORATION
                     AMENDED AND RESTATED STOCK OPTION PLAN
                  (Amended and Restated as of April 20, 1994)

1.    PURPOSE OF PLAN

      This Amended and Restated Stock Option Plan (the "Plan") amends and restates the Company's Incentive Stock Option Plan initially adopted by the Board of Directors (the "Board") of Carolina First Corporation (the "Company") in 1986, as amended by the Amended and Restated Incentive Stock Option, as amended by the Board in 1992 (which amendment and restatement was approved by the shareholders of the Company at the 1992 Annual Meeting of Shareholders).

      The Plan is intended to serve as an employment incentive to, and to encourage stock ownership by, certain employees of the Company or any of its subsidiaries ("Subsidiaries"), who are largely responsible for the management growth and protection of the Company's business and who are making substantial contributions to the successful growth of the Company.

      It is contemplated that the Board and/or Committee (as defined below) may utilize the availability of options granted hereunder ("Options") to fund other compensation plans of the Company, subject, in all cases, to compliance with the terms hereof and applicable law.

2.    ADMINISTRATION

      The Plan shall be administered by the Board; provided, however, that, if the Board includes members who are not "disinterested persons" (as defined in Rule 16b-3 promulgated under the Securities Exchange act of 1934, as amended, or any applicable successor rule or regulation ("Rule 16b-3"), then all authority of the Board under the Plan shall be exercised by a committee of the Board (the "Committee") composed solely of all members thereof who are "disinterested persons" (as so defined).

      The Board or Committee shall have complete authority to: (i) interpret all terms and provisions of the Plan consistent with law, (ii) select from the group of officers and key employees eligible to participate in the Plan the officers and key employees to whom Options shall be granted, (iii) within the limits established herein, determine the number of shares to be subject to Options and the term of each Option granted to officers and key employees, (iv) prescribe the form of instruments evidencing Options, (v) determine the time or times at which Options shall be granted to officers or key employees, (vi) determine the method of exercise of Options granted to officers or key employees under the Plan, (vii) adopt, amend and rescind general and special rules and regulations for the Plan's administration, and (viii) make all other determinations necessary or advisable for the administration of this Plan. The Board or Committee may designate selected Board or Committee members or certain employees of the Company to assist the Board or Committee in the administration of the Plan and may grant authority to such persons to execute documents on behalf of the Board or Committee, subject in each such case to the requirements of Rule 16b-3.

      No member of the Board or Committee or employee of the Company assisting the Board or Committee pursuant to the preceding paragraph shall be liable for any action taken or determination made in good faith.

3.    COMMON STOCK SUBJECT TO THE PLAN

      The stock subject to the Plan shall be shares of the Company's common stock, par value $1.00 per share ("Common Stock") authorized for issuance by the shareholders of the Company but not issued at the time of the grant, or shares of Common Stock which shall have been reacquired by the Company. Subject to adjustment in accordance with the provisions of Section 5 hereof, the total amount of the Common Stock of the Company which may be issued pursuant to grants under the Plan shall not exceed in the aggregate 500,000 shares. Any shares subject to an Option, which Option for any reason expires or is terminated unexercised as to such shares, may again be subjected to an Option under the Plan. As of the effective date hereof, there have been 187,302 shares issued as a result of Options granted hereunder or subject to outstanding Options. The Board or Committee will maintain records showing the cumulative total of all shares subject to Options outstanding under this Plan.

4.    GRANT OF OPTIONS

      a. Eligibility and Factors to be Considered in Granting Options. The individuals who shall be eligible to participate in the Plan shall be such employees as the Board or Committee shall determine from time to time. However, participation shall be limited to those officers and key employees of the Company or any of its Subsidiaries who will have, or possess the potential of having, the greatest impact on the Company's long-term performance. No member of the Board who is not an employee of the Company shall be eligible to receive Options under this Plan. Options may be granted under this Plan only for a reason connected with an officer's or key employee's employment by the Company. In making any determination as to the officers and key employees to whom Options shall be granted hereunder and as to the number of shares to be subject thereto, the Board or Committee shall take into account, in each case, the level and responsibility of the person's position, the level of the person's performance, the person's level of compensation, the assessed potential of the person and such additional factors as the Board or Committee shall deem relevant to the accomplishment of the purposes of the Plan. The Board or Committee may also utilize guidelines set forth in other compensation plans of the Company in determining any matters related to the grant of Options hereunder, provided that the use of such guidelines comports with applicable law.

      b. Allotment of Shares. Options granted hereunder may, at the discretion of the Board or Committee, be: (i) Options which are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) Options which are not intended so to qualify under
Section 422 of the Code, or (iii) both of the foregoing, if granted separately, and not in tandem. Each Option granted under this Plan must be clearly identified as to its status as an incentive stock option or not. Options granted hereunder may be allotted to participants in such amounts, subject to the limitations specified in this Plan, as the Board or Committee, in its sole discretion, may from time to time determine.

      In the case of Options intended to be incentive stock options, the aggregate Fair Market Value (determined at the time of the Options' respective grants) (as defined below) of the shares with respect to which incentive stock options are exercisable for the first time by a participant hereunder during any calendar year (under all plans taken into account pursuant to Section 422(d) of the Code) shall not exceed $100,000. Options hereunder not intended to qualify as incentive stock options under Section 422 of the Code may be granted to any Plan participant without regard to the Section 422(d) limitations.

      c. Option Price. The exercise price of each share of stock covered by an option granted hereunder shall be equal to the Fair Market Value per share of the Company's Common Stock on the date the option is granted. If the stock is traded in the over-the-counter market, such Fair Market Value shall be deemed to be the average between the asked and the bid prices on such day as reported by NASDAQ. If the stock is traded on an exchange, such Fair Market Value shall be deemed to be the average of the high and low prices at which it is quoted or traded on such day.

      d. Time of Granting Options. The date of grant of an Option hereunder shall, for all purposed, be the date on which the Board or Committee makes the determination of granting such Option. Notice of the determination shall be given to each officer or key employee to whom an Option is so granted within a reasonable time after the date of such grant.

      e. Duration and Exercise of Options. The Option term shall be ten (10) years from the date the Option is granted, except that such term shall be reduced with respect to any Option as outlined below in the event of death or termination of employment or voluntary retirement of the optionee; provided that in the case of a merger, consolidation, dissolution or liquidation of the Company involving a "Change in Control", the expiration date and the dates on which any part of the Option shall be exercisable for all of the shares covered thereby may be accelerated, such the Option shall expire not less than one month after consummation of such merger, consolidation, dissolution or liquidation, but the effectiveness of such acceleration, and any exercise of the Option pursuant thereto in excess of the number of shares for which it would have been exercisable in the absence of such acceleration, shall be conditioned upon the consummation of such merger, consolidation, dissolution or liquidation. For purposes of this Plan a "Change of Control" means a change of control involving the Company which is required to be reported in response to Item 5(f) of
Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, or any merger, tender offer, consolidation or sale of substantially all of the assets of the Company or related series of such events, as a result of which (i) the shareholders of the Company immediately prior to such event hold less than 50% of the outstanding voting securities of the Company or its survivor or successor after such event, (ii) persons holding less than 20% of the Company's stock immediately prior to such event own more than 50% of the outstanding voting securities of the Company or its survivor or successor after such event, or (iii) persons constituting a majority of the Board were not directors for at least the 24 preceding months.

      The exercise of any Option and delivery of the optioned shares shall be contingent upon receipt by the Company of the full purchase price in cash. No Option may be exercised after termination of employment of the optionee except as hereinafter provided.

      Unless the Board or Committee expressly states otherwise at the time of grant, Options shall be exercisable on a cumulative basis for 33.3% of the shares covered thereby on each of the first three anniversaries of the grant thereof.

      Unless the Board or Committee expressly states otherwise at the time of grant, Options granted under the Plan may be exercised, if otherwise timely, (a) within three months after voluntary retirement, other than voluntary retirement by reason of disability, of the optionee at or after the age of 60 years, if such voluntary retirement occurs on or after one year following the grant of any Option, and (b) within three months after voluntary retirement occurring at any age by reason of disability. In any such case, the Option may not be exercised for more than the number of shares, if any, as to which it was exercisable by the optionee immediately before such voluntary retirement; provided that if such voluntary retirement was by reason of disability, the Option shall in any case be exercisable for at least 50% of the shares covered thereby; and provided further that if such voluntary retirement occurred when or after the optionee attained the age of 65 years, the Option shall be exercisable for all of the shares covered thereby.

      If an optionee shall die while employed by the Company or within three months after voluntary retirement from employment with the Company, such Option may be exercised (to the extent that the optionee would have been entitled to do so at the date of his death) by the legatee, personal representative or distributees of the optionee during the balance of the term thereof, or within one year of the date of the optionee's death, whichever is shorter.

      Notwithstanding anything to the contrary herein, for a period of six months commencing on the date of grant of an Option hereunder to a participant, such participant may not sell any shares of Common Stock acquired upon exercise of such Option.

      "Disability" shall mean a physical or mental condition of an employee resulting from bodily injury, disease, or mental disorder which renders him incapable of continuing his usual and customary employment with the Company. The disability of an employee has shall be determined by a licensed physician selected by the Board or Committee.

5.    RECAPITALIZATION

      The aggregate number of shares of Common Stock which may be granted from time to time hereunder and the aggregate number of shares of Common Stock which may be granted to any one person shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Company, if any; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. In the event of a change in the Company's Common Stock which is limited to a change in the par value thereof, or from par value to no par value, without increase in the number of issued shares, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.


6.    ASSIGNABILITY


      No Option granted hereunder shall be assignable except as specifically provided herein. Notwithstanding anything to the contrary herein, no Option granted hereunder shall be transferable by him or her except: (i) by will, (ii) by the laws of descent and distribution, or (iii) pursuant to a qualified domestic relations order as defined by the Code or in Title I of the Employee Retirement Income Security Act, or the rules thereunder. In the case of an Option intended to be an incentive stock option, such Option shall not be transferable by a participant other than by will or the laws of descent and distribution and during the optionee's lifetime shall be exercisable only by him or her. No Option, right, or privilege hereunder shall be subject to execution, attachment, or similar process. Upon any attempt so to transfer, assign, pledge, hypothecate or otherwise dispose of the Option, or of any right or privilege conferred thereby contrary to the provisions hereof, or upon the levy of any attachment or similar process upon such Option, right or privilege, the Option and such rights and privileges shall immediately become null and void.


7.    LISTING AND REGISTRATION OF SHARES

      Each Option shall be subject to the requirement that if at any time the Board or Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares covered thereby upon any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue or purchase of shares thereunder, such Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board or Committee.


8.    EXPIRATION AND TERMINATION OF THE PLAN

      Options may be granted under the Plan at any time or from time to time as long as the total number of shares optioned or purchased under this Plan does not exceed the number of shares of Common Stock specified in Section 3 hereof. The Plan may be abandoned or terminated at any time by the Board or Committee except with respect to any Options then outstanding under the Plan. No Option shall be granted pursuant to the Plan after ten years from the effective date of the Plan.

9.    AMENDMENT OF PLAN

      The Board or Committee may at any time and from time to time modify and amend the Plan (including such form of option agreement) in any respect; provided, however, that no such amendment shall: (a) increase (except in accordance with Section 5) the maximum number of shares for which Options may be granted under the Plan either in the aggregate or to any individual employee, or (b) reduced (except in accordance with Section 5) the minimum Option prices which may be established under the Plan, or (c) extend the term or terms during which Options may be granted or exercised. The termination of any modification or amendment of the Plan shall not, without the consent of an employee, affect his rights under an Option therefore granted to him.

10.  EFFECTIVE DATE OF THE PLAN

      The original effective date of this Plan was the date of its original approval by the Board in 1986; provided, however, that the effective date of this Amended and Restated Plan shall be April 20, 1994, subject to receipt of prior shareholder approval. Notwithstanding the foregoing, such shareholder vote shall have no effect on Options granted prior to such date.

                                AMENDMENT NO. 1
                                       TO
                           CAROLINA FIRST CORPORATION
                     AMENDED AND RESTATED STOCK OPTION PLAN

      In accordance with a Resolution of the Carolina First Corporation Board of Directors dated July 28, 1997 and subsequent approval of the shareholders of Carolina First Corporation on November 18, 1997, the Amended and Restated Stock Option Plan (the "Plan") is hereby amended to increased the shares authorized for issuance thereunder pursuant to options to 1,500,000.

      Section 4(c) of the Plan is also hereby amended to provide that the exercise price of options granted under the Plan may be in excess of the Fair Market Value per share of the Company's Common Stock on the date of the option is granted.

     This Amendment No. 1 shall be effective as of November 19, 1997.

                                 AMENDMENT 2 TO
                           CAROLINA FIRST CORPORATION
                     AMENDED AND RESTATED STOCK OPTION PLAN

      This Amendment 2 (this "Amendment") to Carolina First Corporation's Amended and Restated Stock Option Plan, amended and restated as of April 20, 1994 and as amended effective November 18, 1997 (the "Plan") is made by Carolina First Corporation, to be effective as of January 1, 2000. Capitalized terms not otherwise defined in this Amendment have the meanings assigned to them in the Plan.

      The second sentence of Section 3 of the Plan is hereby deleted and replaced with the following:

      Subject to adjustment in accordance with the provisions of Section 5 hereof, the total amount of the Common Stock of the Company which may be issued pursuant to grants under the Plan shall not exceed in the aggregate 2,500,000 shares.

      Except as amended by this Amendment, the Plan is ratified and affirmed in its entirety.

      IN WITNESS WHEREOF, this Amendment is entered into as of January 1, 2000.

                                             CAROLINA FIRST CORPORATION

                                             By:  /s/ William S. Hummers III
                                                  --------------------------
                                               Name:   William S. Hummers, III
                                               Title:  Executive Vice President

                          CAROLINA FIRST CORPORATION
                              102 SOUTH MAIN STREET
                        GREENVILLE, SOUTH CAROLINA 29601
                                 (864) 255-7913


                             DESCRIPTION OF THE PLAN

         The provisions of the Carolina First Corporation Common Stock Dividend Reinvestment Plan (the "Plan"), in question and answer form, are set forth below.


PURPOSE

1.       WHAT IS THE PURPOSE OF THE PLAN?

         The primary purpose of the Plan is to provide holders of record of shares of the Company's $1 par value Common Stock ("Common Stock") the opportunity to invest cash dividends and optional cash payments in shares of Common Stock. Shares purchased under the Plan will be original issue shares and have the same rights with respect to dividends and voting as all shares of Common Stock. (See Questions 10, 12 and 13.) The Company anticipates utilizing the reinvested dividends and optional cash payments for its general corporate purpose, including investments in the Company's subsidiaries.


ADVANTAGES

2.       WHAT ARE THE ADVANTAGES OF THE PLAN?

         Participants in the Plan ("Participants") may:

         <        Automatically reinvest all or a portion of their Common Stock cash dividends, without payment of a service charge or brokerage commission, in Common Stock at 95% of the fair market value of the Common Stock.

         <        Invest additional cash, up to $10,000 per month, without the payment of a service charge or brokerage commission, in additional shares of Common Stock. (See Questions 10, 12 and 13.)

         <        Invest the full amount of all dividends and optional cash
                  payments, since fractional share interests may be held under the Plan.

         <        Avoid safekeeping and recordkeeping requirements and costs through the free custodial service and reporting provisions of the Plan.


ADMINISTRATION

3.       WHO ADMINISTERS THE PLAN FOR PARTICIPANTS?

         Reliance Trust Company (the "Administrator") will administer the Plan, purchase and hold shares of Common Stock acquired from the Company under the Plan, keep records, send statements of account activity to Participants, and perform other duties related to the Plan. Participants may contact the Administrator by writing to:

                  Carolina First Dividend Reinvestment Plan
                  c/o Reliance Trust Company
                  P.O. Box 48449
                  Atlanta, GA 30340-4099

or by telephoning the Administrator toll free at 1-800-241-5568.

PARTICIPATION

4.       WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

         All holders of record of shares of Common Stock are eligible to participate in the Plan; provided, however, if any Participants have the same social security or federal tax identification number, the maximum amount which all such Participants may invest as optional cash payments each month is limited to the maximum amount that one

Participant may so voluntarily invest each month. (See Question 13.) In order to be able to participate in the Plan in their own names, beneficial owners of shares of Common Stock whose shares are registered in names other than their own must become holders of record by having their shares transferred into their own names. All nominees or brokers wishing to participate in the Plan should contact the Administrator toll free at 1-800-241-5568.


5.       HOW DOES AN ELIGIBLE SHAREHOLDER BECOME A PARTICIPANT?

         An eligible shareholder may join the Plan by signing an Authorization Card and returning it to the Administrator. Authorization Cards may be obtained at any time by written request to Reliance Trust Company, P.O. Box 48449, Atlanta, GA 30340-4099, or by telephoning toll free at 1-800-241-5568.


6.       WHAT ARE A SHAREHOLDER'S PARTICIPATION OPTIONS?

         Participants may elect full reinvestment or partial reinvestment of cash dividends. If a shareholder chooses partial reinvestment, the shareholder must designate on the Authorization Card the number of whole shares for which he wishes to reinvest dividends. Dividends paid on all other shares registered in the Participant's name will be paid in cash.


7.       WHEN MAY AN ELIGIBLE SHAREHOLDER JOIN THE PLAN?

         An eligible shareholder may join the Plan at any time. If an Authorization Card is received by the Administrator on or before the record date established for payment of a particular dividend, reinvestment of dividends under the Plan will commence with that dividend. If an Authorization Card is received after the record date established for a particular dividend, the reinvestment of dividends under the Plan will begin with the next succeeding dividend. The Company anticipates that the quarterly dividend record and payment dates will ordinarily occur on or about the following dates:

                           Record Date               Payment Date
                           -----------               ------------
                           January 15                February 1
                           April 15                  May 1
                           July 15                   August 1
                           October 15                November 1

If an Authorization Card accompanied by an optional cash payment is received by the Administrator more than two business days prior to the next purchase date, the optional cash payment will be used to purchase shares of Common Stock on that purchase date. If an Authorization Card accompanied by an optional cash payment is received by the Administrator less than two business days prior to a purchase date, the optional cash payment will be used to purchase shares of Common Stock on the next purchase date.


COSTS

8. ARE THERE ANY EXPENSES TO PARTICIPANTS IN CONNECTION WITH PURCHASES UNDER THE PLAN?

         Because the Common Stock purchased under the Plan are original issue shares purchased directly from the Company, Participants will incur no brokerage commissions or service charges for purchases made under the Plan.

PURCHASES

9.       HOW MANY SHARES OF COMMON STOCK WILL BE PURCHASED FOR PARTICIPANTS?

         The number of shares purchased under the Plan for each Participant will depend on the amount of each Participant's dividends and optional cash payments, and the market price of the Common Stock. Each Participant's account will be credited with the number of shares, including fractions computed to four decimal places, equal to the total amount invested under the Plan by the Participant, divided by the applicable purchase price per share of the Common Stock.

10. WHEN AND AT WHAT PRICE WILL SHARES OF COMMON STOCK BE PURCHASED UNDER THE PLAN?

         Purchases of shares with reinvested dividends will be made as of each dividend payment date. Purchases of shares made with optional cash payments will be made on the first business day of every month. Optional cash payments must be received at least two business days prior to a purchase date to be used to purchase shares on that purchase date. Participants may obtain the return of any optional cash payment at any time up to two business days before a purchase date. No interest will be paid on any funds received under the Plan. The Company's quarterly dividend payment dates will ordinarily occur on the first day of February, May, August, and November.

         The prices of Common Stock purchased under the Plan with reinvested dividends will be 95% of the average of the high and low sale prices of the Common Stock on The Nasdaq Stock Market on the five business days preceding the dividend payment date, as reported in The Wall Street Journal, or other authoritative source; provided, that no purchases shall be made in the event that this price is less than the par value of the Common Stock (presently $1.00 per share); and provided, however, that the Company may alter the discount at which shares may be purchased hereunder so as to range from 95% to 100% of the average of the high and low sale prices of the Common Stock on The Nasdaq Stock Market upon giving Participants not less than 30 days prior written notice thereof.

         The prices of Common Stock purchased under the Plan with optional cash payments will be 100% of the average of the high and low sale prices of the Common Stock on The Nasdaq Stock Market on the five business days preceding the monthly purchase date, as reported in The Wall Street Journal, or other authoritative source, provided that no purchases shall be made in the event that this price is less than the par value of the Common Stock (presently $1.00 per share); provided, however, that the Company may, upon 30 days prior written notice to Participants, amend the Plan to permit a discount on shares purchased with optional cash payments.


11. WILL CERTIFICATES BE ISSUED FOR SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN?

         Unless requested by a Participant, certificates for shares of Common Stock purchased under the Plan on behalf of a Participant will not be issued in a Participant's name. Certificates for any number of whole shares credited to a Participant's account under the Plan will be issued in the Participant's name without charge upon receipt by the Administrator of a written request therefor from the Participant. Certificates representing fractional share interests will not be issued under any circumstances. (See Question 17.)


OPTIONAL CASH PAYMENTS

12.      HOW MAY OPTIONAL CASH PAYMENTS BE MADE?

         Optional cash payments may be made only by Common Shareholders who are having dividends reinvested under the Plan. An optional cash payment may be made by enclosing a check or money order payable to "Reliance Trust Company, Agent" together with an Authorization Card or with an Optional Cash Payment Form provided at the bottom of a Plan account statement referred to in Question 14 below and mailing them to the Administrator. The deadline for receiving optional cash payments to be invested is 5:00 p.m., Greenville, South Carolina time, on the second business day prior to each monthly purchase date.


13.      WHAT ARE THE LIMITATIONS ON MAKING OPTIONAL CASH PAYMENTS?

         The same amount of money does not need to be sent each month, and a Participant is under no obligation to make an optional cash payment in any month. Any optional cash payments, however, must not be less than $25.00 per payment nor may such payments by any Participant aggregate more than $10,000.00 in any calendar month, subject to the right of the Company from time to time to change such amounts or to eliminate optional cash payments upon giving Participants in the Plan not less than 30 days prior written notice of the effective date of such change; provided, however, any such change shall not occur more often than once every three months.

REPORTS TO PARTICIPANTS

14.      WHAT REPORTS WILL BE SENT TO PARTICIPANTS?

         As soon as practicable after each purchase made under the Plan on behalf of a Participant, the Participant will receive a statement showing the amount invested, the purchase price, the number of shares purchased, and other information regarding the status of the Participant's account as of the date of such statement. Each Participant is responsible for retaining these statements in order to establish the cost basis of his shares purchased under the Plan for tax purposes.

WITHDRAWAL OF SHARES IN PLAN ACCOUNTS

15.      HOW MAY A PARTICIPANT WITHDRAW SHARES PURCHASED UNDER THE PLAN?

         A Participant may withdraw all or any portion of the whole shares of Common Stock held in the Participant's account under the Plan by notifying the Administrator in writing to that effect. The notice should be sent to Reliance Trust Company, P.O. Box 49449, Atlanta, GA 30340-4099. A certificate for the whole shares so withdrawn will be issued in the name of and mailed to the Participant. In no case will certificates for fractional share interests be issued. (See Question 17.)


TERMINATION OF PARTICIPATION

16.      HOW MAY A PARTICIPANT'S PARTICIPATION IN THE PLAN BE TERMINATED?

         A Participant may terminate participation in the Plan at any time by notifying the Administrator in writing to that effect; however, any notice of termination received by the Administrator between a dividend record date and payment date will not be effective insofar as that dividend is concerned. Any such termination notice should be sent to Reliance Trust Company, P.O. Box 49449, Atlanta, GA 30340-4099. The Company may also terminate a Participant's participation in the Plan by giving written notice to that effect to a Participant at any time; however, if such notice is given between a dividend record date and payment date, such termination shall not be effective insofar as that dividend is concerned.


17. WHAT HAPPENS TO THE WHOLE SHARES AND ANY FRACTIONAL SHARE INTEREST IN A PARTICIPANT'S ACCOUNT WHEN A PARTICIPANT'S PARTICIPATION IN THE PLAN IS TERMINATED?

         Upon termination of a Participant's participation in the Plan, a certificate for the number of whole shares in the Participant's account will be issued in the name of and mailed to the Participant. In lieu of issuing a certificate for any fractional share interest remaining in a terminated Participant's account, the fractional share interest will be liquidated, and a check for the net proceeds resulting from such liquidation will be mailed to the Participant.

         Upon termination of participation in the Plan, a Participant may send a written request to the Administrator that the whole shares in a Participant's account be sold. The Administrator will make such a sale for the Participant's account as soon as possible after processing the request for termination. The Participant will receive the proceeds, less any brokerage fees, from the sale of the whole shares, as well as the cash value of any fractional shares.


OTHER INFORMATION

18.      HOW DOES THE PLAN'S SHARE SAFEKEEPING FEATURE WORK?

         At the time of enrollment in the Plan, or at any later time, Participants may use the Plan's share safekeeping service to deposit any Common Stock certificates in their possession with the Administrator. Shares deposited will be transferred into the name of the Administrator or its nominee and credited to the Participant's account under the Plan. Thereafter, such shares will be treated in the same manner as shares purchased through the Plan. By using the Plan's share safekeeping service, Participants no longer bear the risk associated with loss, theft or destruction of share certificates.

         Participants who wish to deposit their Common Stock certificates with the Administrator must mail their request and their certificates to the Administrator. The certificates should not be endorsed. It is recommended that Participants use registered, insured mail when mailing certificates to the Administrator.


19. WHAT HAPPENS TO A PARTICIPANT'S PLAN ACCOUNT IF ALL SHARES REGISTERED IN THE PARTICIPANT'S NAME ARE TRANSFERRED OR SOLD?

         If a Participant disposes of all shares of Common Stock registered in the Participant's name on the shareholder records of the Company without terminating participation in the Plan, the Administrator will continue to reinvest dividends payable on the shares of Common Stock held in the Participant's Plan account until such time as the Participant's participation in the Plan is terminated. (See Question 16.)


20. WHAT HAPPENS IF THE COMPANY HAS A COMMON STOCK RIGHTS OFFERING, STOCK DIVIDEND OR STOCK SPLIT?

         Any Common Stock dividend or stock split issued by the Company will be credited to the accounts of Participants based on the number of shares (including fractional share interests) held in such accounts on the record date for such dividend or split. In the event the Company makes available to holders of Common Stock, rights or warrants to purchase additional shares of Common Stock or other securities, such rights or warrants will be made available to Participants based on the number of shares (including fractional share interests to the extent practicable) held in their accounts on the record date established for determining the holders of Common Stock entitled to such rights or warrants.


21.      HOW WILL A PARTICIPANT'S PLAN SHARES BE VOTED AT A MEETING OF
         SHAREHOLDERS?

         If on the record date for a meeting of shareholders there are any whole shares credited to a Participant's account under the Plan, such whole shares will be added to the shares registered in the Participant's name on the shareholder records of the Company and the Participant will receive one proxy covering the total of such shares, which proxy will be voted as the Participant directs; or, if a Participant so elects, the Participant may vote all of such shares in person at the shareholders' meeting.


22.      MAY A PARTICIPANT TRANSFER THE OWNERSHIP OF THE SHARES IN HIS PLAN
         ACCOUNT?

         If a Participant wishes to transfer the ownership of all or part of the Participant's shares held under the Plan to another person, whether by gift, private sale, or otherwise, the Participant may effect such transfer by mailing a properly completed Share Transfer Form shown on the reverse side of the Plan account statement or an executed stock power to the Administrator. Transfers must be made in whole share amounts. Requests for transfer are subject to the same requirements as for transfer of Common Stock certificates generally, including the requirement of a medallion stamp guarantee on the stock power. Share Transfer Forms and Stock Power Forms are available from the Administrator.

         Once shares in a Plan account are transferred, the transferee must obtain an Authorization Card from the Administrator to enroll the shares in the Plan. Transferred shares will not be automatically enrolled in the Plan. The transferee may send the Authorization Card to the Administrator at the same time as the transferor submits the Share Transfer Form and the Stock Power Form to effectuate the transfer.


23.      WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE
         PLAN?

         Under the current provisions of the Internal Revenue Code of 1986, as amended, (the "Code") the purchase of shares of Common Stock under the Plan will generally result in the following federal income tax consequences:

         REINVESTED DIVIDENDS. In the case of reinvested dividends, because the Administrator will acquire shares for a Participant's Plan account directly from the Company, the Participant must include in gross income a dividend amount equal to the number of shares purchased with the Participant's reinvested dividends multiplied by the fair market value of the Common Stock on the relevant dividend payment date. The Participant's basis in those shares will also equal the fair market value of the shares on the relevant dividend payment date.

         OPTIONAL CASH PAYMENTS. The Participant's basis in shares acquired with optional cash payments will be the price actually paid by the Participant for such shares. If, however, the Company were to modify the Plan to permit a discount on the purchase price of shares purchased with optional cash payments, the amount of the discount, as determined by the difference between the fair market value of the Common Stock received and the amount of cash paid for it, will be treated as a dividend for tax purposes.

         ADDITIONAL INFORMATION. The holding period for the Plan Shares will begin the day after the date the shares are acquired. In general, the corporate dividends-received deduction has been reduced to 70% and may be further reduced. Corporate shareholders also should be aware that the Internal Revenue Code of 1986, as amended, limits the availability of the dividends-received deduction under various special rules, including the situation where a holder of stock incurs indebtedness directly attributable to such stock. Corporate shareholders who participate in the Plan should consult their own tax advisers to determine their eligibility for the dividends-received deduction.

         A Participant will not realize any taxable income when he or she receives certificates for whole shares credited to his or her account under the Plan, either upon a request for such certificates or upon termination of the Plan. However, a Participant who receives, upon withdrawal from or termination of the Plan, a cash payment for the sale of Plan Shares held for such Participant's account under the Plan or for a fractional share then held in his or her Plan account will realize gain or loss measured by the difference between the amount of the cash received and the Participant's basis in such shares or fractional share. If, as usually is the case, the Common

Stock is a capital asset in the hands of a Participant, such gain will be short-term or long-term capital gain, depending upon whether the holding period for such shares is more or less than one year.

         The above is intended only as a general discussion of the current federal income tax consequences of participation in the Plan. Participants should consult their own tax advisers regarding the federal and state income tax consequences (including the effects of any changes in law) of their individual participation in the Plan.

24.      WILL THE SHARES PURCHASED UNDER THE PLAN BE LISTED ON THE NASDAQ STOCK
         MARKET?

         The Company will take all steps necessary to seek approval of the shares for quotation on The Nasdaq Stock Market, subject to official notice of issuance. The Company shall give such notice to Nasdaq as may be required to permit the listing of the Common Stock issued in connection with the Plan.


25. WHAT ARE THE RESPONSIBILITIES OF THE COMPANY AND THE ADMINISTRATOR UNDER THE PLAN?

         Neither the Company nor the Administrator shall be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claims of liability (i) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt by the Administrator of notice in writing of such death, (ii) with respect to the price at, or terms upon which, shares of Common Stock may be purchased under the Plan or the times such purchases may be made, or (iii) with respect to any fluctuation in the market value of the Common Stock before, at or after the time any such purchases may be made, nor shall they have any duties, responsibilities or liabilities except such as are expressly set forth hereunder. The terms and conditions of the Plan shall be governed by the laws of the State of South Carolina.


26.      WHO BEARS THE RISK OF MARKET FLUCTUATIONS IN THE PRICE OF THE COMMON
         STOCK?

         A Participant's investment in shares held in a Plan account is no different than an investment in shares not held in a Plan account. Each Participant bears the risk of loss and the benefits of gain from market price changes with respect to all shares.

         Neither the Company nor the Administrator can guarantee that shares purchased under the Plan will, at any particular time, be worth more or less than their purchase price. Each Participant should recognize that neither the Company nor the Administrator can provide any assurance of a profit or protection against loss on any shares purchased under the Plan.


27.      MAY THE PLAN BE CHANGED OR DISCONTINUED?

         The Company reserves the right to modify, suspend or terminate the Plan at any time. Participants will be notified of any such modification, suspension or termination.


28.      HOW IS THE PLAN TO BE INTERPRETED?

         Any question of interpretation arising under the Plan will be determined by the Company, and such determination shall be final.


29.      WHO SHOULD BE CONTACTED WITH QUESTIONS ABOUT THE PLAN?

         The Administrator:

         Carolina First Dividend Reinvestment Plan
         c/o Reliance Trust Company
         P.O. Box 48449
         Atlanta, GA 30340-4099
         1-800-241-5568 (between 9:00 a.m. and 5:00 p.m. eastern time)


         The Company:

         Carolina First Corporation
         Shareholder Relations Department
         P.O. Box 1029
         Greenville, SC 29602

         1-864-255-4919 (between 9:00 a.m. and 5:00 p.m. eastern time)

                                 AMENDMENT 1 TO
                           CAROLINA FIRST CORPORATION
                 AMENDED COMMON STOCK DIVIDEND REINVESTMENT PLAN


         This Amendment 1 (this "Amendment") to Carolina First Corporation's Amended Common Stock Dividend Reinvestment Plan, amended as of June 27, 1996 (the "Plan") is made by Carolina First Corporation, to be effective as of June 30, 2000.

         The Plan is hereby amended to increase the shares of common stock of Carolina First Corporation issuable thereunder from 300,000 to 450,000.

         Except as amended by this Amendment, the Plan is ratified and affirmed in its entirety.

         IN WITNESS WHEREOF, this Amendment is entered into as of March 2, 2000.

                           CAROLINA FIRST CORPORATION


                         By:               /s/ William S. Hummers III
                                           --------------------------
                                  Name:    William S. Hummers, III
                                  Title:   Executive Vice President

         CAROLINA FIRST CORPORATION AMENDED AND RESTATED FORTUNE 50 PLAN

ARTICLE I
PURPOSE OF THE PLAN

The Carolina First Corporation Amended and Restated Fortune 50 Plan is intended to enhance the profitability and value of the Company by providing performance-based incentives and additional equity ownership opportunities to Eligible Employees of the Company and its subsidiaries.

ARTICLE II
DEFINITIONS OF TERMS AND RULES OF CONSTRUCTION

                  2.1 GENERAL DEFINITIONS. As used herein, the following capitalized terms have the following respective meanings.

                  (A) "AWARD" means any Option granted to an Eligible Employee pursuant to Section 6.1 of the Plan, including all rights and interests that arise out of or are otherwise related to such Option.

                  (B) "AWARD TERM SHEET" means the document provided to or otherwise made available to a Participant which describes the Award granted to the Participant and sets forth the terms, conditions and restrictions specific to the Award.

                  (C) "BOARD" means the Company's board of directors.

                  (D) "COMMITTEE" means a committee of the Company comprised of the Chief Executive Officer, the Chief Financial Officer and the Chief Human Resources Executive, or any other committee designated by the Board to administer the Plan.

                  (E) "COMMON STOCK" means the Company's common stock, par value $1.00 per share.

                  (F) "COMPANY" means Carolina First Corporation and its successors.

                  (G) "DATE OF GRANT" means the date of grant of an Award under the Plan as set forth on an Award Term Sheet.

                  (H) "DISABILITY" means a disability which would entitle a Participant to receive a disability benefit under the Company's Long-Term Disability Plan, as from time to time in effect, whether or not the Participant is then participating in such Plan.

                  (I) "ELIGIBLE EMPLOYEE" means any person employed by the Company or one of its subsidiaries who works at least twenty hours per week.

                  (J) "FAIR MARKET VALUE" means the average of the bid and ask prices at closing of a share of Common Stock as reported on the Nasdaq National Market for a given date or, in the absence of sales on a given date, such average for the immediate preceding day on which such sales were reported.

                  (K) "OPTION" means an option granted under the Plan to purchase shares of Common Stock and having such terms, conditions and restrictions as the Committee determines.

                  (L) "ORIGINAL ELIGIBLE EMPLOYEE" means any person who was an Eligible Employee continuously from October 1, 1999 through the Date of Grant for such person.

                  (M) "ORIGINAL OPTION PRICE" means $19.8125.

                  (N) "PARTICIPANT" means an Eligible Employee who is granted an Award under the Plan.

                  (O) "PLAN" means this Carolina First Corporation Amended and Restated Fortune 50 Plan, as amended from time to time.

                  (P) "RETIREMENT" means early retirement from the Company and its Affiliates after reaching age 55 or retirement from the Company and its Affiliates after age 65, as long as the Eligible Employee has given at least five consecutive years of service to the Company at the time of early retirement or retirement.

                  (Q) "SHARE" means a share of Common Stock.

                  2.2 OTHER DEFINITIONS. Other capitalized terms used herein and not defined above are defined where they first appear.

                  2.3 CONFLICTING PROVISIONS. In the event of any conflict or other inconsistency between the terms of the Plan and the terms of any Award Term Sheet, the terms of the Plan will control.


ARTICLE III
SHARES AVAILABLE FOR AWARDS UNDER THE PLAN

                  3.1 NUMBER OF SHARES. An aggregate of up to 500,000 Shares are available for Awards and as a basis for calculating awards under the Plan. Shares issued with respect to Awards may be new issue Common Stock or Common Stock purchased by the Company for use in the Plan, or any combination thereof, as the Company determines.

                  3.2 REUSAGE OF SHARES. Shares identified with Awards that for any reason terminate or expire unexercised will thereafter be available for other Awards under the Plan. Shares unissued upon termination of the Plan and all awards granted hereunder shall become authorized but unissued shares of the Company.

                  3.3 ADJUSTMENTS. Any change in the number of outstanding shares of Common Stock occurring by reason of a stock split, stock dividend, spin-off, split-up, recapitalization or other similar event will be reflected proportionally in (a) the aggregate number of Shares available for Awards under the Plan, (b) the number of Shares identified as Awards then outstanding, and (c) the purchase price of Awards then outstanding. The number of Shares, if any, identified with an Award, after giving effect to any such adjustment, will be rounded down to the nearest whole Share.


ARTICLE IV
PARTICIPATION IN THE PLAN

The Committee will have sole discretionary authority to select Participants from among Eligible Employees and determine the Award or Awards each Participant will receive. In making such selections and determinations, the Committee will consider such factors as it deems relevant to effect the purpose of the Plan. No Eligible Employee will be entitled to receive any additional Awards or otherwise further participate in the Plan solely because the Eligible Employee previously was granted an Award.

ARTICLE V
ADMINISTRATION OF THE PLAN

Subject to the terms of the Plan, the Committee will have sole discretionary authority to determine the category or categories of Eligible Employees to whom Awards will be granted, the type and amount of each Award to be granted to each Eligible Employee in such category or categories, the date of issuance and duration of each Award, the purchase price of each Award, and such other Award terms, conditions and restrictions as the Committee deems advisable. Notwithstanding anything in the Plan to the contrary, the Committee may delegate any or all of its authority under the Plan to such officers of the Company as the Committee may designate from time to time. All decisions of the Committee and any such officers made pursuant to the authority granted herein or delegated by the Committee will be final and binding on all parties.

ARTICLE VI
AWARDS

                  6.1 TYPES. The Committee may grant Options under the Plan having such terms, conditions and restrictions as the Committee determines.

                  6.2 PRICE. For Original Eligible Employees, the purchase price will be the Original Option Price. For all other Eligible Employees, the purchase price will be the higher of the Original Option Price and the Fair Market Value on the date the Option is granted.

                  6.3 EXERCISE TERM. The Committee will determine the term of each Award, PROVIDED that (a) no Award will be exercisable after ten years from the Date of Grant and (b) no Award will be exercisable unless a registration statement for the Shares, if any, underlying the Award is then in effect under the Securities Act of 1933, as amended, or unless in the opinion of legal counsel registration under such act is not required.

                  6.4 PAYMENT OF PURCHASE PRICE. Under exercise of an Option that requires a payment from the Participant to the company, the amount due the Company may be paid by cash or such other method as the Committee determines.

                  6.5 AWARD TERM SHEET. Each Award will be evidenced by an Award Term Sheet in such form and not inconsistent with the Plan as the Committee may approve from time to time. The Committee may include in each Award Term Sheet such terms and conditions it deems necessary or advisable, including the following: the terms, conditions and restrictions of the Award; the purchase price and acceptable methods of payment of the purchase price; the Award's duration; the effect on the Award of the Participant's death, Disability, Retirement or other termination of employment; and the restrictions against transfer, if any, on the Award or the Shares subject to the Award.

                  6.6 WITHHOLDING TAXES. The Company and its subsidiaries have the right to withhold, at any time any distribution is made under the Plan, whether in cash or in Shares, or at the time any Award is exercised, all amounts necessary to satisfy federal, state and local withholding requirements related to such distribution or exercise. Any required withholding may be satisfied by cash or the Company's withholding of Shares having a Fair Market Value equal to the amount required to be withheld, as provided in the Award Term Sheet.

ARTICLE VII
MISCELLANEOUS PROVISIONS

                  7.1      TERMINATION OF EMPLOYMENT.

                                    7.1.1 DUE TO DEATH, DISABILITY OR
                           RETIREMENT. If a Participant ceases to be an Eligible Employee by reason of the Participant's death, Disability or Retirement, all of the Participant's Awards will immediately become exercisable and will continue to be exercisable until the earlier of three
                           (3) months after such death, Disability or Retirement or the Awards' stated expiration date.

                                    7.1.2 OTHER THAN DUE TO DEATH, DISABILITY OR
                           RETIREMENT. Except as otherwise determined by the Committee, if a Participant ceases to be an Eligible Employee for any reason other than death, Disability or Retirement, all of the Participant's Awards consisting of unexercised, vested shares will continue to be exercisable until the earlier of three
                           (3) months after such eligibility ceases or the Awards' stated expiration date. All of the Participant's Awards consisting of unvested shares will immediately terminate without notice of any kind.

                                    7.1.3 INTERCOMPANY TRANSFERS. Transfers to a
                           Participant's employment between the Company and a subsidiary or between subsidiaries will not by itself constitute termination of the Participant's Eligible Employee status for purposes of any Award.

                  7.2 NONTRANSFERABILITY. Except as otherwise determined by the Committee, (a) an Award may be exercised during a Participant's lifetime only by the Participant or the Participant's legal guardian or legal representative, and (b) no Award may be assigned, hypothecated or otherwise transferred by the Participant to whom it was granted other than by will or pursuant to the laws of descent and distribution.

                  7.3 "CHANGE IN CONTROL." For the purposes of the Plan, a "Change in Control" of the Company shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied.

                  (I) any person, as defined in Section 3(a)(9) of the Exchange Act, as such term is modified in Sections 13(d) and 14(d) of the Exchange Act (other than (A) any employee plan established by the Company, (B) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by shareholders of the Company in substantially the same proportions as their ownership of the Company) (a "Person"), is or becomes the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company) representing 25% or more of the combined voting power of the Company's then outstanding voting securities;

                  (II) during any period of up to two consecutive years (not including any period prior to the effective date of this amendment) individuals who, at the beginning of such period, constitute the Board cease for any reason to constitute at least a majority thereof, provided that any person who becomes a director subsequent to the beginning of such period and whose nomination for election is approved by at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved (other than a director (A) whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the director of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act or (B) who was designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) hereof) shall be deemed a director as of the beginning of such period;

                  (III) the shareholders of the Company approve a merger of consolidation of the Company with any other corporation (other than (A) a merger of consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereto, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of any Corporation) at least 51% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger of consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes a beneficial owner (as defined in clause (i) above), directly or indirectly, or securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company representing 25% or more of the combined voting power of the Company's then outstanding voting securities)); or

                  (IV) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition of the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

                  Upon the occurrence of an event constituting a "Change of Control" of the Company, all Awards will become immediately exercisable in full and all conditions or restrictions to the receipt thereof will immediately terminate.

                  7.4 NO EMPLOYMENT CONTRACT. Neither the adoption of the Plan nor the grant for any Award will (a) confer upon any Eligible Employee any right to continued employment with the Company or any subsidiary or (b) interfere in any way with the right of the Company or any subsidiary to terminate at any time the employment of any Eligible Employee.

                  7.5 AMENDMENT OF PLAN. The Committee may at any time suspend, terminate or amend the Plan without necessity of notice in its sole discretion.

                  7.6 DURATION OF THE PLAN. The Plan will become effective upon its approval by the Board and any necessary shareholder approval, unless earlier terminated by the Board, will remain in effect until all Shares available for issuance under the Plan have been issued or is sooner terminated by the Committee. Awards may be made subject to receipt of shareholder approval at the next annual meeting of the Company's shareholders.